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                                                                    Exhibit 10.1


                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made and entered into as of December 9, 1997, is by and among Interactive Medical Technologies, Ltd., a Delaware corporation (hereinafter referred to as the "Company"), Kaire International, Inc., a Delaware corporation (hereinafter referred to as "Kaire"), each of the holders of shares of Common Stock of Kaire (hereinafter collectively referred to as the "Kaire Stockholders") listed on Schedule A attached hereto and each of the executive officers and/or directors of Kaire listed on Schedule B attached hereto (hereinafter individually referred to as a "Kaire Affiliate" and collectively referred to as the "Kaire Affiliates").

                                    RECITALS

      WHEREAS, the Kaire Stockholders collectively own a number of shares of common stock of Kaire (the "Kaire Shares") which constitutes not less than 80% of the issued and outstanding common stock of Kaire as of the date of this Agreement;

      WHEREAS, the Kaire Affiliates are executive officers and/or directors of Kaire;

      WHEREAS, each of the Kaire Stockholders listed on Schedule B attached hereto (individually a "Major Stockholder" and collectively, the "Major Stockholders") is a corporation, limited liability company, partnership, trust or other entity which is owned or controlled, directly or indirectly, by the Kaire Affiliate whose name appears opposite such Major Stockholder, or in which such Kaire Affiliate holds, directly or indirectly, a material interest or with respect to which such Kaire Affiliate serves as an officer, director, partner, manager or trustee (or in a similar capacity);

      WHEREAS, Kaire may, if and to the extent permitted hereunder, issue additional shares of its Common Stock after the date hereof to persons or entities who agree to become parties to this Agreement by executing an appropriate amendment hereto pursuant to which they shall be listed as a Kaire Stockholder on Schedule A attached hereto or an amendment thereto and shall have all of the rights and obligations of a Kaire Stockholder under this Agreement; and

      WHEREAS, the Company desires to acquire all of the Kaire Shares and the Kaire Stockholders desire to exchange all of the Kaire Shares for shares of common stock of the Company in a transaction intended to qualify under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:
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      1.    EXCHANGE OF THE SHARES AND CONSIDERATION

            1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), each of the Kaire Stockholders shall sell, assign, transfer and deliver to the Company all of the Kaire Shares which each of them respectively own.

            1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Kaire Shares to the Company, at the Closing, the Company shall issue and deliver to the Kaire Stockholders a number of shares of the Company's common stock (hereinafter referred to as the "Company Shares") equal to the sum of (a) forty seven percent (47%) of the Company's "Total Shares" (as defined below) less (b) the number of shares determined in accordance with Section 8.13 below. "Total Shares" shall mean the sum of (i) the total number of shares of the Company's common stock outstanding immediately prior to the Closing, except for shares that have been issued prior to the Closing or that are issuable upon exercise or conversion of options, warrants or convertible securities that have been issued prior to the Closing to investors who invest or commit to invest up to $3,000,000 in the Company pursuant to Section 8.11 below, (ii) the Company Shares, and (iii) any shares of the Company's common stock issuable upon exercise or conversion of any options, warrants, rights or convertible securities outstanding immediately prior to the Closing, except for shares issuable upon exercise or conversion of any options, warrants, rights or convertible securities which are exercisable or convertible at a price in excess of $.l0 per share, shares issuable pursuant to Section 8.19 below or shares which the Company has agreed or committed to issue after the Closing to investors who invest or commit to invest up to $3,000,000 in the Company pursuant to Section 8.11 below; provided that, for purposes of calculating Total Shares, if any of such options, warrants or convertible securities by their terms provide that the exercise or conversion price thereof and the number of shares to be issued upon exercise or conversion thereof is to be determined as of a certain date by reference to the market price of the Company's common stock as of such date or some other date, the number of shares issuable upon exercise or conversion thereof shall be deemed to be such number of shares as would have been issued had the full exercise or conversion occurred on the date immediately preceding the Closing Date. Each Kaire Stockholder shall receive a pro rata portion of the Company Shares based on the number of Kaire Shares held by each Kaire Stockholder on the date of the Closing.

      2.    THE CLOSING

            2.1 Time and Place. The closing of the transactions contemplated by this Agreement shall be held on December 12, 1997, or on such other date as the parties may agree upon in writing. The date on which the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be held at the offices of Day Campbell & McGill, 3070 Bristol Street, Suite 650, Costa Mesa, California 92626 at 10:00 a.m. on the Closing Date, or at such other time and place as the parties may agree upon in writing.

            2.2 Deliveries by the Kaire Stockholders. At the Closing, each Kaire Stockholder shall deliver to the Company the following: (a) stock certificates representing the number of Kaire

Shares set forth opposite the name of such Kaire Stockholder on Schedule A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of Kaire, (b) an investment letter in the form attached hereto as Exhibit 3.3 executed by such Kaire Stockholder, and (c) a release in the form attached hereto as Exhibit 3.4 (the "Release") executed by such Kaire Stockholder.

            2.3 Deliveries by Kaire. At the Closing, in addition to the documents referred to in Section 92 hereof, Kaire shall deliver to the Company the following: (a) certified resolutions of the Kaire Board of Directors authorizing the execution and delivery of this Agreement and the performance by Kaire of its obligations hereunder, and (b) a certificate of good standing of Kaire from the Secretary of State of Delaware dated as of the most recent practicable date.

            2.4 Deliveries by the Kaire Affiliates. At the Closing, the Kaire Affiliates shall deliver to the Company (a) a certificate or certificates signed by the Kaire Affiliates that the representations and warranties of the Kaire Affiliates were true and correct as of the date of this Agreement and are true and correct as of the Closing Date as if made on the Closing Date, and (b) a release in the form attached hereto as Exhibit 2.4 (the "Kaire Affiliate Release") executed by each of the Kaire Affiliates.

            2.5 Deliveries by the Company. At the Closing, in addition to the documents referred to in Section 9.3 hereof, the Company shall deliver to the Kaire Stockholders the following: (i) a stock certificate issued in the name of each Kaire Stockholder representing the number of Company Shares each such Kaire Stockholder is entitled to receive; (ii) certified resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder; and (iii) a certificate of good standing of the Company from the Secretary of State of Delaware dated as of the most recent practicable date.

      3.    INDIVIDUAL REPRESENTATIONS AND WARRANTIES BY THE KAIRE STOCKHOLDERS

            Each of the Kaire Stockholders, severally but not jointly, represents and warrants to the Company as follows:

            3.1 Title. Such Kaire Stockholder owns the number of Kaire Shares set forth opposite such Kaire Stockholder's name on Schedule A hereto, or any amendment to Exhibit A hereto approved by the Company, and shall transfer to the Company at the Closing good and valid title to said number of Kaire Shares, free and clear of all liens, claims, options, charges, and encumbrances of every kind, character or description.

            3.2 Valid and Binding Agreement. Such Kaire Stockholder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on him and enforceable in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which he is a party or by which he or his property is bound, or to his knowledge any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over him or any of his property. Such Kaire Stockholder is not and will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            3.3 Investment Representations. Such Kaire Stockholder intends to acquire the Company Shares for investment and not with a view to the public distribution or resale thereof, and such Kaire Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit 3.3 hereto executed by such Kaire Stockholder. Such Kaire Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit 3.3 hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with.

            3.4 Release. Such Kaire Stockholder has full power and authority to execute and deliver a release in the form attached hereto as Exhibit 3.4 (the "Release"), and upon execution and delivery thereof, the Release will be binding on him and enforceable in accordance with its terms.

      4.    REPRESENTATIONS AND WARRANTIES OF KAIRE AND THE KAIRE AFFILIATES

            Subject to and except as disclosed by Kaire in the Kaire Disclosure Schedule attached hereto, Kaire and each of the Kaire Affiliates, jointly and severally, represent and warrant to the Company as follows:

            4.1 Authority. Kaire has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of Kaire. This Agreement has been duly executed and delivered by Kaire and constitutes the valid and binding obligation of Kaire, enforceable in accordance with its terms.

            4.2 Organization.

                  (a) Kaire is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Kaire has the corporate power and authority to carry on its business as presently conducted and to own or lease its properties and assets, possesses all licenses, franchises, rights and privileges material to the conduct of its business, and is qualified to conduct business as a foreign corporation and is in good standing under the laws of all

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jurisdictions where the failure to be so qualified would have a material adverse effect on its financial position, results of operation or business.

                  (b) The copies of the Articles of Incorporation and all amendments thereto of Kaire, as certified by the Secretary of State of Delaware, and the Bylaws and all amendments thereto, as certified by the Secretary of Kaire, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of Kaire as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of Kaire are contained in the minute book of Kaire heretofore delivered to the Company for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to the Company that have not also been delivered to the Company.

            4.3 Capitalization.

                  (a) The authorized capital stock of Kaire consists of 25,000,000 shares of common stock, $.01 par value, of which 4,418,351 shares are issued and outstanding and 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. All of the issued and outstanding shares of common stock of Kaire were issued in compliance with applicable state and federal securities laws, are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, Kaire's Articles of Incorporation or Bylaws or any agreement to which Kaire is a party or by which it is bound.

                  (b) There are no options, warrants, calls, rights, commitments or agreements of any character to which Kaire is a party or by which it is bound obligating Kaire to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Kaire or obligating Kaire to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            4.4 Equity Investments. Kaire does not own any equity interest, directly or indirectly, in any corporation, partnership or other form of business entity, except for the corporations listed on the Kaire Disclosure Schedule (individually, a "Kaire Subsidiary" and collectively, the "Kaire Subsidiaries"). Each Kaire Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or lease its properties and assets, possesses all licenses, franchises, rights and privileges material to the conduct of its businesses, and is qualified to conduct business as a foreign corporation and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse affect on its financial position, results of operation or business. All of the issued and outstanding shares of capital stock of each Kaire Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and, except as disclosed in the Kaire Disclosure Schedule, are owned by Kaire free and clear of all liens, claims, options, charges, and encumbrances of every kind, character or description.

            4.5 Financial Statements. Kaire has delivered to the Company copies of its audited balance sheets for the fiscal years ended December 31, 1995 and 1996 and the related statements of operations, stockholders' equity and cash flows for the periods then ended together with appropriate notes to such financial statements and the report thereon of BDO Seidman, LLP, certified public accountants, and copies of its unaudited balance sheet as of September 30, 1997 and the related statement of operations, stockholders' equity and cash flows for the nine month period then ended (the "Kaire Financial Statements"), copies of which are attached hereto as Exhibit 4.5. The Kaire Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly the financial condition and the results of its operations, changes in stockholders' equity and cash flow of Kaire as of the dates and for the periods indicated thereon, subject in the case of the unaudited portion of the Kaire Financial Statements to normal year-end audit adjustments, which will not, individually or in the aggregate, be material, and the absence of certain footnote disclosures.

            4.6 Absence of Undisclosed Liabilities. At the date of the most recent balance sheet of Kaire included in the Kaire Financial Statements and as of the Closing Date, Kaire had and will have no liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due, or to become due, other than liabilities or obligations individually or in the aggregate less than $5,000, that is not reflected or reserved against in the most recent balance sheet of Kaire or the accompanying notes thereto included in the Kaire Financial Statements, except for those that may have been incurred after the date of such balance sheet and those that are not required by generally accepted accounting principles to be included in such balance sheet or the accompanying notes thereto. All liabilities and obligations incurred after the date of such balance sheet were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

            4.7 Business Changes. Since the date of the most recent balance sheet of Kaire included in the Kaire Financial Statements, Kaire and each Kaire Subsidiary has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

                  (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of Kaire or any Kaire Subsidiary which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of Kaire and the Kaire Subsidiaries taken as a whole.

                  (b) Neither Kaire nor any Kaire Subsidiary has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of Kaire or any Kaire Subsidiary.

                  (c) Neither Kaire nor any Kaire Subsidiary has incurred additional debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business.

                  (d) Neither Kaire nor any Kaire Subsidiary has declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Kaire or any Kaire Subsidiary.

                  (e) Neither Kaire nor any Kaire Subsidiary has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Kaire or any Kaire Subsidiary.

                  (f) Neither Kaire nor any Kaire Subsidiary has mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business.

                  (g) Neither Kaire nor any Kaire Subsidiary has disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary and usual course of business.

                  (h) Neither Kaire nor any Kaire Subsidiary has purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity.

                  (i) Neither Kaire nor any Kaire Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business.

                  (j) Neither Kaire nor any Kaire Subsidiary has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

                  (k) Neither Kaire nor any Kaire Subsidiary has effected or committed itself to effect any amendment or modification to its Articles of Incorporation or Bylaws.

            4.8 Properties. The most recent Kaire balance sheet included in the Kaire Financial Statements reflects all of the real and personal property used by Kaire in its business or otherwise held by Kaire except for (i) property acquired or disposed of in the ordinary and usual course of the business of Kaire since the date of the most recent Kaire balance sheet included in the Kaire Financial Statements, and (ii) property not required under generally accepted accounting principles to be reflected thereon. Kaire has good and marketable title to all assets and properties listed on the most recent Kaire balance sheet included in the Kaire Financial Statements and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. All of the fixed assets and properties listed on the most recent Kaire balance sheet included in the Kaire Financial Statements or thereafter acquired are in satisfactory condition and repair for the requirements of the business as presently conducted by Kaire.

            4.9 Taxes. Within the times and in the manner prescribed by law, Kaire has filed all federal, state, and local tax returns and reports required by law and has paid in full all taxes, assessments, known penalties and interest (all such items are collectively referred to as "Taxes"), due to, or claimed to be due by, any governmental authority. The most recent balance sheet of Kaire included in the Kaire Financial Statements fully accrues all current and deferred Taxes. Kaire is not a party to any pending action or proceeding, nor, to the actual knowledge of Kaire or any of the Kaire Affiliates, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. There are no liens for Taxes except for liens for property taxes not yet delinquent

            4.10 Litigation. There is no claim, action, suit or proceeding, at law or in equity, pending against Kaire or any Kaire Subsidiary, or involving any of their respective assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not been made on Kaire or any Kaire Subsidiary), and, to the knowledge of Kaire or the Kaire Affiliates, none have been threatened. Neither Kaire nor any Kaire Subsidiary is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

            4.11 Compliance with Law. All licenses, permits, clearances, consents, certificates and other evidences of authority of Kaire and each Kaire Subsidiary which are material to the conduct of Kaire's and each Kaire Subsidiary's business ("Permits") are in full force and effect and neither Kaire nor any Kaire Subsidiary is in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of Kaire, to Kaire's knowledge, the business of Kaire and each Kaire Subsidiary has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, employment practices and procedures, the health and safety of employees, export controls, direct selling activities, product formulation, labeling, packaging and importation, product claims and advertising, fair trade and distributor practices, and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Materials. Neither Kaire nor any Kaire Affiliate has any knowledge of the presence of Hazardous Materials in, under or about the soil and/or groundwater of any properties at any time owned, leased or occupied by Kaire or any Kaire Subsidiary. "Hazardous Materials" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be toxic, radioactive or otherwise a danger to health or the environment. Neither Kaire nor any Kaire Subsidiary has received any notice of any investigation, claim or proceeding against Kaire or any Kaire Subsidiary relating to Hazardous Materials and Kaire is not aware of any fact or circumstance which could involve Kaire or any Kaire Subsidiary in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Kaire or any Kaire Subsidiary.

            4.12 Contracts and Undertakings. The Kaire Disclosure Schedule contains a complete list of all contracts, instruments, leases, licenses, agreements, commitments and other undertakings to which Kaire and each Kaire Subsidiary is a party or by which it or its properties or assets are bound, copies of which have been furnished or made available to Company. Neither Kaire nor any Kaire Subsidiary is in default, or alleged to be in default, under any of the contracts, instruments, leases, licenses, agreements, commitments or undertakings listed on the Kaire Disclosure Schedule and, to the knowledge of Kaire or the Kaire Affiliates, no other party to any of said contracts, instruments, leases, licenses, agreements, commitments or undertakings is in default thereunder nor, to the knowledge of Kaire or the Kaire Affiliates, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any of said contracts, instruments, leases, licenses, agreements, commitments or undertakings.

            4.13 Real Property. The Kaire Disclosure Schedule contains a full and complete list of all real property leased by Kaire and each Kaire Subsidiary. All such real property leased by Kaire and each Kaire Subsidiary is held under valid, subsisting and enforceable leases. To the actual knowledge of Kaire or the Kaire Affiliates, neither real property leased by Kaire nor the operations of Kaire or any Kaire Subsidiary thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called nonconforming use exemptions.

            4.14 Proprietary Rights.

                  (a) The Kaire Disclosure Schedule contains a complete list of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by Kaire or any Kaire Subsidiary or in which it has any rights or licenses. The Kaire Disclosure Schedule contains a complete and accurate description of all agreements of Kaire and each Kaire Subsidiary with each officer, employee or consultant of Kaire and each Kaire Subsidiary providing Kaire or any Kaire Subsidiary with title and ownership to patents, patent applications, trade secrets and inventions developed or used by Kaire or any Kaire Subsidiary in its business. All of such agreements so described are valid, enforceable and legally binding.

                  (b) Kaire owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of Kaire and each Kaire Subsidiary, and the same are sufficient to conduct the business of Kaire and each Kaire Subsidiary as it has been and is now being conducted.

                  (c) To the actual knowledge of Kaire or the Kaire Affiliates, the operations of Kaire and each Kaire Subsidiary do not conflict with or infringe, and no one has asserted to Kaire or any Kaire Subsidiary that such operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Kaire or any Kaire Subsidiary with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on Kaire or any Kaire Subsidiary), and, to the actual knowledge of Kaire or the Kaire Affiliates, none has been threatened against Kaire or any Kaire Subsidiary. To the actual knowledge of Kaire or the Kaire Affiliates, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Kaire or any Kaire Subsidiary does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of Kaire or any Kaire Subsidiary as it has been and is now being conducted.

                  (d) To the actual knowledge of Kaire or the Kaire Affiliates, no employee of Kaire is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Kaire or any previous employer.

            4.15 Insurance. The Kaire Disclosure Schedule contains a complete list of all policies of insurance to which Kaire and each Kaire Subsidiary is a party or is a beneficiary or named insured. Kaire and each Kaire Subsidiary has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of Kaire and each Kaire Subsidiary are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses.

            4.16 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of Kaire, (ii) any agreement, contract, lease, license or instrument to which Kaire or any Kaire Subsidiary is a party or by which Kaire or any Kaire Subsidiary or any of their respective properties or assets are bound, (iii) any judgment, decree, order, or writ by which Kaire is bound or to which it or any of its properties or assets are subject or (iv) any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify any governmental authorization that is held by Kaire or any Kaire Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, Kaire or any Kaire Subsidiary.

            4.17 Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Kaire or any Kaire Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Kaire of the transactions contemplated herein. No consent, waiver or approval of third parties material to the business or operations of Kaire or any Kaire Subsidiary is required to be obtained by Kaire in connection with the execution and delivery of this Agreement and the performance of Kaire's obligations hereunder.

            4.18 Brokers or Finders. Neither Kaire nor any of the Kaire Affiliates has dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Neither Kaire nor any Kaire Subsidiary has incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

            4.19 Related Parties. To the actual knowledge of Kaire or the Kaire Affiliates, no officer or director of Kaire or any Kaire Subsidiary, or any affiliate of any such person, has, either directly or indirectly, (i) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Kaire or any Kaire Subsidiary, or (ii) a beneficial interest in any contract, lease, license or agreement to which Kaire or any Kaire Subsidiary is a party or by which Kaire or any Kaire Subsidiary may be bound.

            4.20 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to the Company pursuant to this Agreement, if requested by the Company, have been furnished to the Company. All such documents furnished to the Company are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to the Company.

            4.21 Full Disclosure. Any information furnished to the Company by or on behalf of Kaire in writing pursuant to this Agreement and any information contained in the Kaire Disclosure Schedule, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

      5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Subject to and except as disclosed by the Company in the Company Disclosure Schedule attached hereto, the Company represents and warrants to Kaire and the Kaire Stockholders as follows:

            5.1 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

            5.2 Organization.

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business or financial condition.

                  (b) The copies of the Articles of Incorporation and all amendments thereto of the Company, as certified by the Secretary of State of Delaware, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to Kaire and made available to the Kaire Stockholders for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to Kaire and made available to the Kaire Stockholders for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to Kaire that have not also been delivered to Kaire.

            5.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock, $.001 par value, of which 93,997,418 shares were issued and outstanding on the date hereof. All of the issued and outstanding shares of Common Stock of the Company were issued in compliance with applicable state and federal securities laws, are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is bound.

                  (b) Except as contemplated, permitted or required by this Agreement or described in the Company Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            5.4 Equity Investments. Company does not own any equity interest in any corporation, partnership, or other form of business entity, except for the corporations listed on the Company Disclosure Schedule.

            5.5 Financial Statements. Company has delivered to Kaire and made available to the Kaire Stockholders for examination copies of its audited balance sheets for the years ended December 31, 1995 and 1996 and the related statements of operations, stockholders' equity and cash flows for the periods then ended together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of September 30, 1997 and the related statement of operations, stockholders' equity and cash flows for the nine month period then ended (the "Company Financial Statements"), a copy of which is attached hereto as Exhibit 5.5. The Company Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly the financial condition of the Company and the results of operations as of the dates and for the periods indicated therein, subject in the case of the unaudited portion of the Company Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

            5.6 Absence of Undisclosed Liabilities. At the date of the most recent balance sheet of the Company included in the Company Financial Statements, the Company had no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the most recent balance sheet of the Company included in the Company Financial Statements, except for those that are not required by generally accepted accounting principles to be included in such balance sheet or the accompanying notes thereto.

            5.7 Business Changes. Since the date of the most recent balance sheet of the Company included in the Company Financial Statements and prior to the date of this Agreement, except as disclosed in the Company Disclosure Schedule, the Company has conducted its business only in the ordinary and usual course.

            5.8 Properties. The most recent Company balance sheet included in the Company Financial Statements reflects all of the real and personal property used by the Company in its business or otherwise held by the Company except for
(i) property acquired or disposed of in the ordinary and usual course of the business of the Company since the date of the most recent Company balance sheet included in the Company Financial Statements, and (ii) property not required under generally accepted accounting principles to be reflected thereon. The Company has good and marketable title to all assets and properties listed on the most recent Company balance sheet included in the Company Financial Statements and thereafter acquired.

            5.9 Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, known penalties and interest (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The most recent balance sheet of the Company included in the Company Financial Statements fully accrues all current and deferred Taxes. The Company is not a party to any pending action or proceeding, nor, to the actual knowledge of the Company, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. There are no liens for Taxes except for liens for property taxes not yet delinquent.

            5.10 Litigation. There is no claim, action, suit or proceeding, at law or in equity, pending against the Company or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not been made on the Company), and, to the actual knowledge of the Company, none have been threatened. The Company is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

            5.11 Compliance with Law. All licenses, permits, clearances, consents, certificates and other evidences of authority of the Company which are material to the conduct of its business ("Permits") are in full force and effect and the Company is not in violation of any Permit in any material respect. Except for (a) possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of the Company, and (b) the violation of provisions of the Federal Trade Commission Act described in the Complaint (Docket No. C-3751) against the Company by the Federal Trade Commission ("FTC"), a copy of which, together with the FTC order issued in connection therewith, has been delivered to Kaire and made available to the Kaire Stockholders, to the Company's knowledge, the business of the Company has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, employment practices and procedures, the health and safety of employees, export controls, direct selling activities, product formulation, labeling, packaging and importation, product claims and advertising, fair trade and distributor practices and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Materials. The Company has no knowledge of the presence of Hazardous Materials in, under or about the soil and/or groundwater of any properties at any time owned, leased or occupied by the Company. "Hazardous Materials" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be toxic, radioactive or otherwise a danger to health or the environment. The Company has not received any notice of any investigation, claim or proceeding against the Company relating to Hazardous Materials and the Company is not aware of any fact or circumstance which could involve the Company or its Subsidiary in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon the Company.

            5.12 Contracts and Undertakings. The Company Disclosure Schedule contains a complete list of all contracts, instruments, leases, licenses, agreements, commitments and other undertakings to which the Company is a party or by which it or its properties or assets are bound, copies of which have been furnished or made available to Kaire. The Company is not in default, or alleged to be in default, under any of the contracts, instruments, leases, licenses, agreements, commitments or undertakings listed on the Company Disclosure Schedule and, to the knowledge of the Company, there does not exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any of said contracts, instruments, leases, licenses, agreements, commitments or undertakings.

            5.13 Real Property. The Company Disclosure Schedule contains a full and complete list of all real property leased by the Company. All such real property leased by the Company is held under valid, subsisting and enforceable leases. To the actual knowledge of the

Company, neither real property leased by the Company nor the operations of the Company thereon, violate any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called nonconforming use exemptions.

            5.14 Proprietary Rights.

                  (a) The Company Disclosure Schedule contains a complete list of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by the Company or in which it has any rights or licenses. The Company Disclosure Schedule contains a complete and accurate description of all agreements of the Company with each officer, employee or consultant of the Company providing the Company with title and ownership to patents, patent applications, trade secrets and inventions developed or used by the Company in its business. All of such agreements so described are valid, enforceable and legally binding.

                  (b) The Company owns or possesses licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of the Company, and the same are sufficient to conduct the business of the Company as it has been and is now being conducted.

                  (c) To the actual knowledge of the Company, the operations of the Company do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims with or disputes, actions, proceedings, suits or appeals pending against the Company with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on the Company), and, to the actual knowledge of the Company, none has been threatened against the Company. To the actual knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of the Company as it has been and is now being conducted.

            5.15 Insurance. The Company Disclosure Schedule contains a complete list of all policies of insurance to which the Company is a party or is a beneficiary or name insured. The Company has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of the Company are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses.

            5.16 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of the Articles of Incorporation or Bylaws of the Company, any agreement, contract, lease, license, or instrument to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets are subject

            5.17 Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated herein, except for (a) such filings as may be required under applicable state securities law and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company. No consent, waiver or approval of third parties material to the business or operations of the Company is required to be obtained by the Company in connection with the execution and delivery of this Agreement and the performance of the Company's obligations hereunder.

            5.18 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement except as disclosed in the Company Disclosure Schedule. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein except as disclosed in the Company Disclosure Schedule.

            5.19 Compliance with Securities Laws. The Company has delivered to Kaire and made available to the Kaire Stockholders for examination true and complete copies, including exhibits and, as applicable, amendments thereto, of the Company's Annual Report on Form l0-KSB for the fiscal year ended December 31, 1996 and all Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K filed since December 31, 1996. All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the "Reports") have been properly filed and comply in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to such Reports.

            5.20 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to Kaire or the Kaire Stockholders pursuant to this Agreement, if requested by Kaire, have been furnished to Kaire and made available to the Kaire Stockholders. All such documents furnished to Kaire and made available to the Kaire Stockholders are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to Kaire or the Kaire Stockholders.

            5.21 Full Disclosure. Any information furnished by or on behalf of the Company in writing pursuant to this Agreement and any information contained in the Company's Disclosure

Schedule, at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

      6.    COVENANT'S RELATING TO CONDUCT OF BUSINESS OF KAIRE

            During the period from the date of this Agreement and continuing until the Closing Date, Kaire and the Majority Stockholders agree (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing) that:

            6.1 Ordinary Course. Kaire and each Kaire Subsidiary shall carry on its business in the usual and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationship with sales associates, customers, providers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date.

            6.2 Dividends; Purchase of Stock. Kaire shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

            6.3 Issuance of Securities. Kaire shall not issue or sell or authorize or propose the issuance or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, except that Kaire may issue and sell shares of its common stock in connection with (i) the exercise of any option or warrant outstanding on the date of the Agreement and described on the Kaire Disclosure Schedule, (ii) the conversion of any convertible security outstanding on the date of this Agreement and described on the Kaire Disclosure Schedule or (iii) the cancellation of any debt outstanding on the date of this Agreement and described on the Kaire Disclosure Schedule, provided that in each such case, the person to whom any such shares are issued agrees to become a party to this Agreement by executing an appropriate amendment hereto.

            6.4 Governing Documents. Kaire shall not amend its Articles of Incorporation or Bylaws.

            6.5 No Acquisitions. Kaire shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Kaire except in the usual and ordinary course of business consistent with prior practice.

            6.6 No Dispositions. Kaire shall not sell, assign, transfer, pledge, encumber or otherwise dispose of, by sale, lease, license or otherwise, any of its assets, tangible or intangible, which are material, individually or in the aggregate, to Kaire except in the usual and ordinary course of business consistent with prior practice.

            6.7 No Debt. Kaire shall not incur any amount of long or short-term debt for money borrowed, guarantee or agree to guarantee the obligations of others, indemnify or agree to indemnify others or incur any other liabilities other than those incurred in the usual and ordinary course of business consistent with past practices.

            6.8 Maintain Insurance. Kaire shall keep in full force and effect insurance covering Kaire, its assets and business comparable in amount and scope of coverage to that now maintained.

            6.9 No Liens. Kaire shall not mortgage, pledge or otherwise encumber any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase money liens arising out of the purchase or sale of products made on the ordinary and usual course of business.

            6.10 No Capital Expenditures. Kaire shall not make any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business.

            6.11 Transaction or Contract. Kaire shall not enter into, or agree or otherwise commit to enter into, any transaction or contract except in the ordinary and usual course of business.

            6.12 Notice. Kaire shall promptly notify the Company of any default, the threat or commencement of any litigation, or any development that occurs before the Closing that could in any way materially affect Kaire, its assets or business.

      7.    COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE COMPANY PENDING
            CLOSING

            During the period from the date of this Agreement and continuing until the Closing Date, the Company agrees (except as expressly contemplated, required or permitted by this Agreement or to the extent that Kaire and the Kaire Stockholders shall otherwise consent in writing) that:

            7.1 Ordinary Course. The Company shall carry on its business in the usual and ordinary course in substantially the same manner as heretofore conducted.

      8.    ADDITIONAL AGREEMENTS

            8.1 Access to Information.

                  (a) Kaire shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of Kaire's properties, books, contracts, commitments and records and to the audit work papers and other records of Kaire's independent accountants. During such period, Kaire shall use reasonable efforts to furnish promptly to the Company all information concerning the business, properties and personnel of Kaire as the Company may reasonably request, provided that Kaire shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from Kaire, and any copies made of such documents, extracts and copies thereof.

                  (b) The Company shall afford to Kaire and shall cause its independent accountants to afford to Kaire, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to Kaire such information concerning the Company as Kaire may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. Kaire will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and Kaire will cause Kaire's consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason Kaire shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

            8.2 Legal Conditions to the Transactions Contemplated by This Agreement. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the transactions contemplated by this Agreement. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of; or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party (or by the other party) in connection with the transactions contemplated by this Agreement.

            8.3 Blue Sky Laws. The Company shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of the Company Shares to the Kaire Stockholders pursuant to this Agreement. Kaire shall use its best efforts to assist the Company as may be necessary to comply with such laws.

            8.4 Communications. Between the date hereof and the Closing Date, neither Kaire nor the Company will, without the prior written approval of the other party, furnish any communication to its shareholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

            8.5 Update to Kaire Disclosures. Without limiting the Company's right to rely on the representations and warranties as of the date of this Agreement, Kaire and the Majority Stockholders shall provide the Company with updates to the disclosures provided or made available to the Company as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Article 4 true and correct as of the date of this Agreement.

            8.6 Update to Company Disclosures. Without limiting the right of Kaire and the Kaire Stockholders to rely on the representations and warranties as of the date of this Agreement, the Company shall provide Kaire and the Kaire Stockholders with updates to the disclosure provided or made available to Kaire and the Kaire Stockholders as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been disclosed in order to make the representations and warranties contained in Article 5 true and correct as of the date of this Agreement.

            8.7 Good Faith. Each party shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this Agreement to be satisfied. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.

            8.8 Securities Law Matters. The Company Shares issued to the Kaire Stockholders shall be issued without registration under the Securities Act of 1933, as amended, (the "Act"), in reliance upon certain exemptions from the registration requirements of the Act, including Regulation D adopted thereunder. Accordingly, the Company Shares may not be resold by the holders thereof without registration under the Act unless a further exemption from the registration requirements of the Act is available for such resale. All certificates representing the Company Shares shall bear the following legend or a legend of similar import:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN

            STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

            8.9 Loan to Kaire Prior to Closing. Prior to the Closing, the Company agrees to loan Kaire the sum of Seven Hundred Thousand Dollars ($700,000) (the "Loan"). The Loan shall be made in accordance with the terms of the loan and security agreement dated October 27, 1997 between the Company and Kaire (the "Loan Agreement"). The Loan shall be evidenced by Kaire's secured promissory note, in the form of the promissory note attached to the Loan Agreement (the "Note"). The Note shall be secured by all of Kaire's assets in accordance with the terms of the security agreement attached to the Loan Agreement (the "Security Agreement"). Payment of the Note shall also be secured by a pledge of stock by the holders of at least 40% of Kaire's voting stock pursuant to a stock pledge agreement (the "Stock Pledge Agreement") and a subordination of indebtedness by each pledgor of any indebtedness owed by Kaire to each pledgor. Kaire acknowledges receipt of $700,000 of loan proceeds as of the date of this Agreement.

            8.10 Increase in Authorized Capital Stock. Prior to the Closing Date, the Company shall amend its Articles of Incorporation to increase the authorized number of shares of Common Stock to Four Hundred million (400,000,000).

            8.11 Additional Capital. (a) The Company agrees to use commercially reasonable efforts to (i) raise additional capital in the gross minimum amount of One Million Dollars ($1,000,000) prior to the Closing Date from the offer and sale of the Company's convertible promissory notes (the "Convertible Notes") or other form of investment, (ii) obtain a written commitment from one or more investors to invest an additional $500,000 of capital in the Company on or before December 25, 1997, by the purchase of the Company's Convertible Notes or other form of investment, (iii) obtain a written commitment from one or more investors to invest an additional $500,000 of capital in the Company on or before January 15, 1998 by the purchase of the Company's Convertible Notes or other form of investment, and (iv) obtain a written commitment from one or more investors to invest an additional $1,000,000 of capital in the Company on or before February 15, 1998 by the purchase of the Company's Convertible Notes or other form of investment. The terms and conditions of the Convertible Notes or other form of investment shall be determined by agreement of the holders thereof and the Company. The first $700,000 of the proceeds received by the Company from the sale of the Convertible Notes or other form of investment shall be loaned to Kaire in accordance with Section 8.9 above. The shares of Common Stock issuable by the Company upon conversion of the Convertible Notes or pursuant to an other form of investment are sometimes hereinafter collectively referred to as the "Additional Shares". The Company shall be entitled to grant registration rights to the holders of the Additional Shares, pursuant to and in accordance with the terms of a registration rights agreement in form and substance satisfactory to the Company and the holders of the Convertible Notes or other form of investment with respect to such Additional Shares.

            8.12 Use of Additional Capital. The first $700,000 of additional capital received by the Company shall be loaned to Kaire pursuant to Section 8.9 above. On or after the Closing Date, the balance of the additional capital received by the Company in accordance with Section 8.11 above shall be allocated to and utilized by Kaire in such amounts, for such purposes and at such times as the Executive Committee of Kaire's Board of Directors appointed pursuant to
Section 8.16 below shall, in its discretion, determine. All of the additional capital received by the Company pursuant to Section 8.11 above after the Closing and allocated to Kaire pursuant to this Section 8.12 shall be provided to Kaire as equity capital and not as a loan.

            8.13 Cancellation or Restructure of Affiliate Debt. As of the date of this Agreement, the unpaid balance of all loans to Kaire from certain of its officers, directors and shareholders (individually an "Affiliate" and collectively, the "Affiliates") is $502,860 (individually, an "Affiliate Loan" and collectively, the "Affiliate Loans"). Kaire agrees to use its best efforts to obtain the written agreement of each Affiliate to cancel the entire amount of his Affiliate Loan in exchange for shares of common stock of Kaire at or prior to the Closing. The Affiliates shall not have the right to cancel any part of their Affiliate Loans in exchange for shares of common stock of Kaire or the Company after the Closing. If any Affiliate does not agree to cancel all of his Affiliate Loan at or prior to the Closing, (i) the total number of Company Shares which the Kaire Stockholders shall be entitled to receive at the Closing shall be reduced by a number of shares determined by dividing the unconverted portion of all Affiliate Loans (the "Unconverted Affiliate Debt") by the market price of a share of the Company's common stock on the date immediately preceding the Closing Date, and (ii) such Affiliate shall enter into a written agreement with Kaire on or prior to the Closing which provides, on terms and conditions satisfactory to the Company, that Kaire shall not be obligated to make any payment on the Unconverted Affiliated Debt until after the end of the first calendar quarter following the Closing Date in which Kaire has achieved positive net cash flow (the "Initial Payment Quarter"), and that within thirty (30) days after the end of the Initial Payment Quarter and each succeeding calendar quarter in which Kaire has achieved positive net cash flow, Kaire shall only be obligated to make a payment to such Affiliates, on a prorata basis, on such Unconverted Affiliate Debt in an aggregate amount equal to 50% of the positive net cash flow for each such calendar quarter.

            8.14 Cancellation or Restructure of Certain Nonaffiliated Debt. As of the date of this Agreement, Kaire is indebted to Randy Mason ("Mason") in the principal amount of $350,000 (the "Mason Debt") and to the holders of Kaire's 10% promissory notes (the "Bridge Loan Note Holders") in the aggregate principal amount of $1,725,000 (the "Bridge Loan Debt"). Kaire agrees to use its best efforts to obtain the written agreement of Mason and the Bridge Loan Note Holders to cancel the entire amount of the Mason Debt and the Bridge Loan Debt, respectively, in exchange for common stock of Kaire at or prior to the Closing, if Mason and/or the Bridge Loan Note Holders do not agree to cancel all of their Mason Debt and Bridge Loan Debt, respectively, Kaire shall use its best efforts to (a) enter into a written agreement with Mason at or prior to the Closing which provides, on terms and conditions satisfactory to the Company, that any default by Kaire with respect to payment of the Mason Debt prior to the Closing shall be waived and that Kaire shall have a reasonable period of time after the Closing to repay the Mason Debt, and (b) enter into a written agreement with the Bridge Loan Note Holders at or prior to the Closing which provides, on terms and conditions satisfactory to the Company, that any default by Kaire under its agreement with the Bridge Loan Note Holders prior to the Closing, including without limitation, any default occurring by reason of this Agreement or the consummation of any of the transactions contemplated hereby, shall be waived.

            8.15 Election of Additional Kaire Directors. At or prior to the Closing, (a) Kaire shall amend its Bylaws or take such other action as may be necessary to provide that the authorized number of directors on Kaire's Board of Directors shall be seven (7), and (b) at the Closing, Kaire shall elect two (2) persons designated by the Company to serve on Kaire's Board of Directors.

            8.16 Appointment of Kaire Executive Committee. At the Closing, Kaire's Board of Directors shall adopt and approve resolutions, in form and substance satisfactory to the Company, which shall provide (a) for the appointment of an Executive Committee of the Board of Directors of Kaire consisting of five (5) members, three (3) of which shall be directors designated by Kaire and two (2) of which shall be the two (2) new members of Kaire's Board of Directors designated by the Company, (b) that the Kaire Executive Committee shall be authorized and empowered, to the same extent as Kaire's Board of Directors, to take action on (i) raising additional capital (ii) obtaining debt financing, (iii) issuing any equity or debt securities or (iv) anything materially affecting the operation of Kaire's business, and (c) that all action taken by Kaire's Executive Committee must be approved by at least four (4) of its five (5) members.

            8.17 Election of Additional Company Directors. At or prior to the Closing, (a) the Company shall amend its Bylaws, or take such other action as may be necessary to provide that the authorized number of directors on the Company's Board of Directors shall be five (5), and, (b) at the Closing, the Company shall elect two (2) persons designated by Kaire to serve on the Company's Board of Directors.

            8.18 Appointment of Company Executive Committee. At the Closing, the Company's Board of Directors shall adopt and approve resolutions, in form and substance satisfactory to Kaire, which shall provide (a) for the appointment of an Executive Committee of the Board of Directors of the Company consisting of five (5) members, three (3) of which shall be directors designated by the Company and two (2) of which shall be the two (2) new members of the Company's Board of Directors designated by Kaire, (b) that the Company's Executive Committee shall be authorized and empowered, to the same extent as the Company's Board of Directors, to take action on (i) raising additional capital (ii) obtaining debt financing, (iii) issuing any equity or debt securities or (iv) anything materially affecting the operation of the business of the Company and its Subsidiary, and (c) that all actions taken by the Company Executive Committee must be approved by at least four (4) of its five (5) members.

            8.19 Consulting Fees.

            8.19.1 The Company shall issue and deliver to Day Campbell & McGill ("DCM") shares of the Company's Common Stock in the amounts and at the times set forth below:

                  (a) At or within 30 days after the Closing, the Company shall issue and deliver to DCM a number of shares of the Company's common stock equal to four percent (4%) of the Company's Total Adjusted Shares. "Total Adjusted Shares" shall mean the sum of (i) the total number of shares of the Company's common stock outstanding immediately prior to the Closing, including any shares issued pursuant to Section 8.11 above, (ii) the Company Shares, (iii) the shares issuable under this Section 8.19(a), and (iv) any shares of the Company's common stock issuable upon exercise or conversion of any options, warrants, rights or convertible securities outstanding immediately prior to the Closing, including any shares issuable upon exercise or conversion of any options, warrants or convertible securities issued pursuant to Section 8.11 above; provided that, for purposes of calculating Total Adjusted Shares, if any of such options, warrants, rights or convertible securities by their terms provide that the exercise or conversion price thereof and the number of shares to be issued upon exercise or conversion thereof is to be determined as of a certain date by reference to the market price of the Company's common stock as of such date or some other date, the number of shares issuable upon exercise or conversion thereof shall be deemed to be such number of shares as would have been issued had the full exercise or conversion occurred on the date immediately preceding the Closing Date.

                  (b) After the Closing, the Company shall issue to DCM a number of shares of the Company's common stock equal to four percent (4%) of (i) the number of shares of the Company's common stock issued after the Closing pursuant to Section 8.11 above (other than pursuant to (ii) below), and (ii) the number of shares issuable upon exercise or conversion of warrants, options or convertible securities issued after the Closing pursuant to Section 8.11 above; provided that, for purposes of calculating the number of shares to be issued to DCM under this Section 8.19(b), if any options, warrants or convertible securities issued after the Closing pursuant to Section 8.11 above by their terms provide that the exercise or conversion price thereof and the number of shares to be issued upon exercise or conversion thereof is to be determined as of a certain date by reference to the market price of the Company's common stock as of such date or some other date, the number of shares issuable upon exercise or conversion thereof shall be deemed to be such number of shares as would have been issued had the full exercise or conversion occurred as of the date of issuance of such options, warrants, rights or convertible securities.

                  (d) All of the shares of the Company's common stock which the Company is obligated to issue to DCM pursuant to this Section 8.19 shall be registered on a Form S-8 duly filed and accepted by the Securities and Exchange Commission.

            8.19.2 The Company shall issue to EMCO/Hanover Group, Inc. or Bruce Barren the number of shares of the Company's common stock that the Company has agreed to issue pursuant to that certain Consulting Agreement dated June 1, 1997.

            8.20 Assistance in Restructuring Kaire Debt. The Company shall use its best efforts to assist Kaire in negotiating with Kaire's creditors to reduce and/or restructure the amount and/or terms of payment of Kaire's accounts payable, debts and other liabilities.

            8.21 Letter of Intent with May Davis Group. Inc. The Company acknowledges that Kaire and May, Davis Group, Inc. have signed a letter of intent dated February 4, 1997, a copy of which has been furnished to the Company, regarding a proposed public offering of securities of Kaire, and that after the Closing Date Kaire may elect to proceed with such proposed public offering on the terms and conditions set forth in such letter of intent.

      9.    CONDITIONS PRECEDENT

            9.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by such party:

                  (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                  (b) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of the Company and Kaire, shall have been obtained.

                  (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of the Company's Board of Directors, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (d) Additional Capital. At or prior to the Closing, the Company shall have (a) received and made available to Kaire capital in the amount of $1,000,000 (including the $700,000 loaned to Kaire in accordance with Section 8.9 above) from the sale of the Company's Convertible Notes or other form of investment, (b) received a written commitment to provide, on or before December 25, 1997, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment,
(c) received a written commitment to provide, on or before January 15, 1998, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment, and (d) received a written commitment to provide, on or before February 15, 1998, additional capital to the Company in the amount of $1,000,000 by the purchase of the Company's Convertible Notes or other form of investment.

                  (e) Amendment to Company's Certificate of Incorporation. The Company shall have filed, at or prior to the Closing, with the office of the Secretary of State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation which increases the number of authorized shares of the Company's Common Stock to 400,000,000.

            9.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

                  (a) Representations and Warranties of Kaire Stockholders. The representations and warranties of the Kaire Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Representations and Warranties of Kaire. The representations and warranties of Kaire set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of Kaire.

                  (c) Representations and Warranties of Kaire Affiliates. The representations and warranties of the Kaire Affiliates set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and the Company shall have received a certificate or certificates to such effect signed by the Kaire Affiliates.

                  (d) Performance of Obligations of Kaire. Kaire shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of Kaire.

                  (e) Opinion of Kaire's Counsel. The Company shall have received an opinion dated the Closing Date of counsel to Kaire, substantially in the form set forth in Exhibit 9.2(e) attached hereto, with such qualifications thereto as are customary and reasonable.

                  (f) Additional Capital. At or prior to the Closing, the Company shall have (a) received and made available to Kaire capital in the amount of $1,000,000 (including the $700,000 loaned to Kaire in accordance with Section 8.9 above) from the sale of the Company's Convertible Notes or other form of investment, (b) received a written commitment to provide, on or before December 25, 1997, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment,
(c) received a written commitment to provide, on or before January 15, 1998, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment, and (iv) received a written commitment to provide, on or before February 15, 1998, additional capital to the Company in the amount of $1,000,000 by the purchase of the Company's Convertible Notes or other form of investment.

                  (g) Election of Directors. Kaire shall have elected the following persons nominated by the management of the Company to serve on the Board of Directors of Kaire effective as of the Closing Date:

                      Steve Westlund
                      Peter Benz

                  (h) Additional Closing Documents. The Company shall have received the following documents and instruments:

                        (1) A duly executed copy of each agreement between Kaire and the Affiliates with respect to (a) the cancellation of the Affiliate Loans and (b) the payment by Kaire of any Unconverted Affiliate Debt, pursuant to and in accordance with the provisions of Section 8.13 above.

                        (2) A duly executed copy of an agreement between Kaire and Mason dated on or prior to the Closing Date, pursuant to and in accordance with the provisions of Section 8.14 above.

                        (3) A duly executed copy of an agreement between Kaire and the Bridge Loan Note Holders dated on or prior to the Closing Date, pursuant to and in accordance with the provisions of Section 8.14 above.

                        (4) A duly executed certificate of the Secretary of Kaire certifying that (a) the persons named in Section 9.2(g) above have been duly elected to serve on the Kaire Board of Directors effective as of the Closing Date, and (b) the Board of Directors has duly adopted resolutions appointing the Kaire Executive Committee, pursuant to and in accordance with the provisions of Section 8.16 above, and that the resolutions set forth in the certificate are identical to those duly adopted by the Board of Directors of Kaire.

                        (5) A duly executed Release from each of the Kaire Stockholders releasing Kaire, the Kaire Subsidiaries and the Company from all claims, debts, obligations and liabilities except for those described on Exhibit 9.2(h)(5) attached hereto.

                        (6) A duly executed Release from each of Kaire Affiliates releasing Kaire, the Kaire Subsidiaries and the Company from all claims, debts, obligations and liabilities except for those described on Exhibit 9.2(h)(6) attached hereto.

                        (7) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

            9.3 Conditions to Obligations of Kaire. The obligations of Kaire to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Kaire:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Kaire shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Kaire shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company.

                  (c) Opinion of the Company's Counsel. The Company shall have received an opinion dated the Closing Date of counsel to the Company, substantially in the form set forth in Exhibit 9.3(c) attached hereto, with such qualifications thereto as are customary and reasonable.

                  (d) Additional Capital. At or prior to the Closing, the Company shall have (a) received and made available to Kaire, at or prior to the Closing, capital in the amount of $1,000,000 (including the $700,000 loaned to Kaire in accordance with Section 8.9 above) from the sale of the Company's Convertible Notes or other form of investment, (b) received a written commitment to provide, on or before December 25, 1997, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment, (c) received a written commitment to provide, on or before January 15, 1998, additional capital to the Company in the amount of $500,000 by the purchase of the Company's Convertible Notes or other form of investment, and (d) received a written commitment to provide, on or before February 15, 1998, additional capital to the Company in the amount of $1,000,000 by the purchase of the Company's Convertible Notes or other form of investment.

                  (e) Election of Directors and Officers. The Board of Directors of the Company shall have elected the following persons nominated by the management of Kaire to serve on the Board of Directors of the Company effective as of the Closing Date:

                       Robert Richards
                       Loren E. Bagley

                  (f) Additional Closing Documents. Kaire and the Kaire Stockholders shall have received the following documents and instruments:

                        (1) A duly executed certificate of the secretary of the Company certifying that (a) the persons named in Section 9.3(e) above have been duly elected to serve on the Company's Board of Directors effective as of the Closing Date and (b) the Board of Directors has duly adopted resolutions appointing the Company's Executive Committee pursuant to and in accordance with the provisions of Section 8.18 above and that the resolutions set forth in the certificate are identical to those duly adopted by the Company's Board of Directors;

                        (2) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by Kaire.

      10.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

            10.1 Survival of Representations and Warranties. The respective representations and warranties of the parties other than Kaire contained herein shall survive the Closing, but shall expire on the second anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. The representations and warranties of Kaire contained herein shall terminate on the date of Closing. The limitation period for the survival of the representations and warranties of the parties contained herein shall not apply to any fraudulent breach, representation or warranty or to any breach or inaccuracy in any representation or warranty known to such party on or before the date of Closing. The right to indemnification, payment of damages or other remedy based on such representations and warranties will not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

            10.2 Indemnification.

                  (a) The Kaire Affiliates and the Major Shareholders, jointly and severally, agree to indemnify and hold the Company and its officers, directors, stockholders, agents, affiliates and attorneys (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees, or diminution of value, whether or not involving a third party claim (collectively "Damages"), arising, directly or indirectly, from or in connection with: (1) any breach or violation of this Agreement by Kaire or the Kaire Affiliates; or (2) any breach of any of the representations, warranties or covenants made in this Agreement by Kaire or the Kaire Affiliates; or (3) any inaccuracy or misrepresentation in the Kaire Disclosure Schedule or in any certificate, document or instrument delivered in accordance with the terms of this Agreement by Kaire or the Kaire Affiliates.

                  (b) The Company agrees to indemnify and hold harmless the Kaire Stockholders from and against all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (l) any breach or violation of this Agreement by the Company; or (2) any breach of any of the representations, warranties or covenants made in this Agreement by the Company; or (3) any inaccuracy or misrepresentation in the Company Disclosure Schedule or in any certificate, document or instrument delivered in accordance with the terms of this Agreement by the Company.

                  (c) The obligations to indemnify and hold harmless pursuant to this Section 10.2 shall survive the Closing for a period of two (2) years after the date of Closing.

      11.   OBLIGATIONS OF THE COMPANY AND THE KAIRE STOCKHOLDERS AFTER THE
            CLOSING

            11.1 After the Closing the Company agrees that:

                  (a) The Company shall file a Form 8-K which contains the audited financial statements of Kaire and proforma financial information required by Form 8-K with the Securities and Exchange Commission within 75 days after the Closing Date.

                  (b) For a period of one (1) year after the Closing Date, the Company agrees that in any election of a director or directors of Kaire, the Company shall vote or cause to be voted all of the Kaire Shares beneficially owned by the Company in such a manner that immediately after such election, Kaire's Board of Directors shall include five (5) representatives nominated by the management of Kaire and two (2) representatives nominated by the management of the Company.

                  (c) If, on or before each date set forth below, the Company has not provided Kaire with the amount of additional capital set forth opposite each such date, then the Company shall assign and transfer to the Kaire Stockholders, on a prorata basis, within thirty (30) days after each such date on which the Company failed to provide Kaire with the amount of additional capital required to be provided by such date, a number of the Kaire Shares received by the Company at the Closing equal to 3.3% of the total number of shares of common stock of Kaire outstanding on the Closing Date.

                  December 25, 1997             $500,000
                  January 15, 1998              $500,000
                  February 15, 1998           $1,000,000

                  (d) If, on or before the later of (i) February 15, 1998 or
(ii) the date on which Kaire receives the signed report of BDO Seidman, LLP on the Company's consolidated financial statements for fiscal year ended December 31, 1997, the total amount of additional capital provided by the Company to Kaire prior to and after the Closing is less than $3,000,000, the Company shall assign and transfer to the Kaire Stockholders, on a pro rata basis, a number of Kaire Shares received by the Company at the Closing determined by (i) subtracting the total amount of additional capital provided by the Company to Kaire prior to and after the Closing from $3,000,000, dividing the result obtained in (i) above by $3,000,000 and (iii) multiplying the fraction obtained in (ii) above times the number of Kaire Shares received by the Company at the Closing. By way of example, if the Company provided $1,000,000 of additional capital to Kaire prior to the Closing and $1,000,000 of additional capital after the Closing, and if the Company received 3,000,000 Kaire Shares at the Closing, the Company would be obligated to assign and transfer 1,000,000 of the Kaire Shares to the Kaire Stockholders determined as follows:

                  (i)    $ 3,000,000
                         $(2,000,000)
                         -----------
                         $ 1,000,000

                  (ii)   $ l,000,000    =    1/3
                         -----------
                         $ 3,000,000

                  (iii)  1/3 x 3,000,000 shares = 1,000,000 shares

            11.2 After the Closing, the Kaire Stockholders agree that:

                  (a) For a period of one (1) year after the Closing Date, the Kaire Stockholders agree that in any election of a director or directors of the Company, the Kaire Stockholders shall vote or cause to be voted all of the Company Shares beneficially owned by them in such a manner that immediately after such election, the Company's Board of Directors shall include three (3) representatives nominated by the management of the Company and two (2) representatives nominated by the management of Kaire.

      12.   PAYMENT OF EXPENSES

            The Company and Kaire shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal and accounting fees).

      13.   TERMINATION

            13.1 This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Company, Kaire and the Kaire Stockholders;

                  (b) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by Kaire or the Kaire Stockholders;

                  (c) by Kaire and the Kaire Stockholders if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company;

                  (d) by the Company if any condition to the Company's obligation to consummate the transactions contemplated by this Agreement has not been satisfied or waived by the Company;

                  (e) by Kaire and the Kaire Stockholders if any condition to the obligations of Kaire and the Kaire Stockholders to consummate the transactions contemplated by this Agreement has not been satisfied or waived by Kaire and the Kaire Stockholders.

            13.2 Effect of Termination. Termination of this Agreement in accordance with Section 13.1 may be effected by written notice from either the Company or Kaire and the Kaire Stockholders, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

      14.   MISCELLANEOUS

            14.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a so-called "tax-free" reorganization under the provisions of
Section 368 of the Internal Revenue Code. Kaire, the Kaire Stockholders and the Company acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986. as amended.

            14.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

            14.3 Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

            14.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

            14.5 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof; contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

            14.6 Headings, Etc.. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            14.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            14.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            14.10 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

      If to Kaire:                        380 Lashley Street
                                          Longmont, Colorado 80501

      If to the Kaire Stockholders
      or the Kaire Affiliates:            At the addresses set forth below their
                                          names on the signature page of this
                                          Agreement or on Exhibit A or Exhibit B
                                          hereto


      If to Company:                      2139 Pontius Avenue
                                          Los Angeles, CA 90021

            14.11 Delivery by Facsimile Transmission. Delivery of an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such exhibit.

      15.   APPOINTMENT OF AGENT

            The Kaire Stockholders hereby irrevocably constitute and appoint Robert Richards as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the Kaire Stockholders, to deliver to the Company the certificates representing the Kaire Shares, to waive performance of any of the obligations of the Company or waive compliance by the Company with any of its covenants hereunder, to deliver the investment letters and Releases of the Kaire Stockholders referred to in Section
2.2 hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a Kaire Stockholder shall be binding upon such Kaire Stockholder. The Company shall not have any responsibility to the Kaire Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the Kaire Stockholders, nor shall the Company be liable in any manner whatsoever to the Kaire Stockholders or any or them by or on account of any act or omission of the Agent.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                       INTERACTIVE MEDICAL TECHNOLOGIES, LTD.,
                                       a Delaware corporation



                                       By:
                                           -------------------------------------
                                           Its:
                                                --------------------------------



                                       KAIRE INTERNATIONAL, INC.,
                                       a Delaware corporation


                                       By: /s/ Robert L. Richards
                                           -------------------------------------

                                           Its: C.E.O.


            [Signatures of Kaire Stockholders continued on next page] deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such exhibit.

      15.   APPOINTMENT OF AGENT

            The Kaire Stockholders hereby irrevocably constitute and appoint Robert Richards as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the Kaire Stockholders, to deliver to the Company the certificates representing the Kaire Shares, to waive performance of any of the obligations of the Company or waive compliance by the Company with any of its covenants hereunder, to deliver the investment letters and Releases of the Kaire Stockholders referred to in Section
2.2 hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a Kaire Stockholder shall be binding upon such Kaire Stockholder. The Company shall not have any responsibility to the Kaire Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the Kaire Stockholders, nor shall the Company be liable in any manner whatsoever to the Kaire Stockholders or any or them by or on account of any act or omission of the Agent.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                       INTERACTIVE MEDICAL TECHNOLOGIES, LTD.,
                                       a Delaware corporation



                                       By: /s/ Steven Westlund
                                           -------------------------------------
                                           Its: CHAIRMAN AND C.E.O.



                                       KAIRE INTERNATIONAL, INC.,
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

                                           Its:
                                                --------------------------------

            [Signatures of Kaire Stockholders continued on next page]

                               KAIRE STOCKHOLDERS
                                 SIGNATURE PAGE


Tenet Investment Group


_________________________________
By:
Title:


Aerostar Fiduciary Fund


_________________________________
By:
Title:


CCB Investments, L.L.C.


_________________________________
By:
Title:


Rain Bird Enterprises, L.L.C.


_________________________________
By:
Title:



_________________________________
John C. Allen Jr.


DRP Corporation


_________________________________
By:
Title:

_________________________________
David J. Crockett



Mystic Enterprises, Inc.


_________________________________
By:
Title:



_________________________________
Robert J. Young


Gusrae, Kaplan & Bruno


_________________________________
By:
Title:

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE

            All references herein to the Agreement shall mean the Agreement and Plan of Reorganization among Interactive Medical Technologies, Ltd. (the "Company" or "IMT"), Kaire International, Inc. ("Kaire"), the stockholders of Kaire (the "Kaire Stockholders") and certain executive officers and directors of Kaire (the "Kaire Affiliates") dated December 9, 1997.

Section 5.3: Capitalization -

            The following options, warrants, convertible securities, calls, rights, commitments or agreements obligating the Company to issue shares of its common stock or to grant, extend or enter into any option, warrant, Convertible security, call, right, commitment or agreement were outstanding on the date of the Agreement:

                  A. Convertible notes in the aggregate principal amount of $1,012,655 convertible, at a conversion price of S0.125 per share, into an aggregate of 8,01,240 shares as set forth in the convertible note schedule attached hereto.

                  B. Convertible notes convertible at a discount to the market value of the Company's common stock to be determined as of a certain date prior to conversions, as follows:

                        1. Convertible note in the principal amount of $125,000 and bearing interest at the rate of 10% per annum held by the Wolas Family Limited Partnership. The principal amount and accrued interest is convertible into shares of common stock at a conversion price equal to 65% of the market value of the Company's common stock as determined in accordance with the terms of such convertible note, a copy of which has been provided to Kaire, but in no event shall the conversion price be less than $0.04 or more than $0.08 per share.

                        2. Convertible note in the principal amount of $350,000 and bearing interest at the rate of 8% per annum held by the Optimum Fund. The principal amount and accrued interest is convertible into shares of common stock at a conversion price equal to 70% of the market value of the Company's common stock as determined in accordance with the terms of such convertible note, a copy of which has been provided to Kaire. This note was issued to an investor pursuant to Section 8.11 of the Agreement.

                        3. Convertible note in the principal amount of $250,000 and bearing interest at the rate of 8% per annum held by SAGE Capital. The principal amount and accrued interest is convertible

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE

                        into shares of common stock at a conversion price equal to 70% of the market value of the Company's common stock as determined in accordance with the terms of such convertible note, a copy of which has been provided to Kaire. This note was issued to an investor pursuant to
                        Section 8.11 of the Agreement.

                  C. Warrants to purchase an aggregate of 43,263,900 shares as set forth in the Warrant Schedule attached hereto.

                  D. Options held by Jerry Strauss to purchase 1,000,000 shares of common stock.

                  E. A commitment to issue 1,000,000 shares of common stock to Dr. Vincent Sghlatti.

                  F. A commitment to issue shares of common stock in the amounts and to the persons described in Section 8.19 of the Agreement.

Section 5.4: Equity Investments -

            The Company owns an equity interest, in the amount indicated, in the following entities, all of which are corporations-

                                                                       Percent
      Name                               State of Incorporation      Ownership

      E-Z Trac, Inc.                     California                       100%
      Effective Health, Inc.             California                       100%
      See/Shell Biotechnology, Inc.      California                       100%
      Venus Management, Inc.             New York                         100%
      Nutra Quest, Inc.                  Nevada                           100%
      IMT (Vanuatu) Limited              Republic of Vanuatu
                                         a)Voting Percentage               51%
                                         b) Equity Percentage              TBD


Section 5.6: Absence of Undisclosed Liabilities-

            The following undisclosed liabilities are amounts owed to Steven Westlund and Peter Benz which have not been accrued to date and are not reflected in the IMT Financial Statements attached as Exhibit 5.5 to the
Agreement:

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE


            A. Amounts in the aggregate of $175,000 are owed to Steven Westlund for past compensation, including but not limited to, salaries and benefits.

            B. Amounts in the aggregate of $175,000 are owed to Peter Benz for past compensation, including but not limited to, salaries and benefits.

            C. Steve Westlund will be entitled to compensation for his efforts in connection with the transactions contemplated by the Agreement pursuant to subsection 4.8 of his Employment Agreement with the Company. The amount of compensation to be received by Mr. Westlund will be an amount determined by (i) multiplying two and one half percent (2.5%) times (ii) the product obtained by multiplying the market price of a share of the Company's common stock on the date immediately preceding the Closing Date times the number of shares of the Company's common stock issued to the Kaire Stockholders pursuant to the Agreement. The compensation is payable in cash at such time or times as may be agreed to by the Company and Mr. Westlund.

            D. Peter Benz will be entitled to compensation for his efforts in connection with the transactions contemplated by the Agreement pursuant to subsection 4.8 of his Employment Agreement with the Company. The amount of compensation to be received by Mr. Benz will be an amount determined by (i) multiplying two and one half percent (2.5%) times (ii) the product obtained by multiplying the market price of a share of the Company's common stock on the date immediately preceding the Closing Date times the number of shares of the Company's common stock issued to the Kaire Stockholders pursuant to the Agreement. The compensation is payable in cash at such time or times as may be agreed to by the Company and Mr. Benz.

Section 5.9: Taxes -

            A. Federal and state income tax returns for the year 1996 have not been filed to date. There are no Federal taxes due and the minimum state tax amount ($800) is due for each California corporation.

Section 5.10: Litigation -

            A. The following three legal actions are pending against the
Company:

            1. Larry Sturchio vs IMT - Larry Sturchio, upon being terminated as CEO of the Company's subsidiary Nutra Quest, Inc. (NQI), took possession of certain NQI properties under the claim that he and not IMT was the rightful owner of NQI. IMT was granted a temporary restraining order: I)restraining Sturchio from representing himself as being affiliated

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE


with NQI, 2) directing Sturchio to return all NQI properties to NT and 3) directing Sturchio to assign all of his NQI shares to IMT. Sturchio has appealed the ruling and the court date is scheduled later this month.

            2. The second action involves a complaint filed by Siemens Credit against IMT, Venus Management, and several related parties seeking damages for default under a lease/purchase agreement for certain MRI equipment. Siemens is seeking an injunction against use of the MRI[ equipment plus payment of the entire principal and accrued interest in the amount of $1,082,796. This matter is currently the subject of settlement negotiations pursuant to which, if successfully concluded, the lease/purchase agreement will be assigned to a third party thus releasing IMT of all obligations.

            3. In the third action, the Rudolf Steiner Research Foundation ("Foundation") filed a complaint in the United States District Court for the Central District of California in February 1996 against Clark H. Holcolm, Lawrence Gibson, Murry Bettingen, Bettingen, Inc. and the Company. This action alleges civil RICO, violation of the Securities Act of 1913, violation of California Corporation Code, fraud, deceit and intentional misrepresentation, negligent misrepresentation, conversion, constructive trust and breach of contract. The Company believes it has no obligation to the Foundation in connection with this matter and denies all the allegations. The Company has not been contacted by the Foundation or its attorney's since the filing of the complaint, but intends to contest the matter if so contacted.

            B. There were two actions filed against NT by Federal government agencies which were settled.

            1. In 1995 the Securities Exchange Commission ("SEC') sought injunctive relief against IMT and Dr. William Shell and Clark Holcomb, former officers and/or directors of IMT, for alleged violations of the registration provisions of the Federal securities laws. IMT settled with the SEC and a consent decree was issued and signed by IMT in June, 1997. A copy of SEC Consent Decree has been provided to Kaire and made available to the Kaire Stockholders.

            2. The Federal Trade Commission ("FTC") initiated an investigation (Docket No. C-3751) against IMT, Effective Health Inc., and William Pelzer and William Shell M.D., former officers of IMT, for violation of the Federal Trade Commission Act relating to certain acts and practices in connection with labeling, advertising and promotion of certain products known as "SeQuester" and "Lipitrol". IMT settled with the FTC and agreed to the entry of an order against IMT (Docket No. C-3751) on June 16, 1997 pursuant to which IMT consented to the entry of an order which, among other things, prohibits IMT directly or through any corporation, subsidiary, division or other device, from making misrepresentations relating to Lipitrol, SeQuester or any other weight loss, fat reduction or cholesterol reduction product or program,

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE

or with respect to tests or studies relating to such products or programs. In addition, IMT agreed to pay $35,000 to the FTC over a twelve month period to provide redress to purchasers of Lipitrol. Payment of such amount is secured by certain assets of IMT. A copy of the FTC order has been provided to Kaire and made available to the Kaire Stockholders.

            C. Possible Claim for Rescission Rights

                  Certain investors who purchased 2,506,982 shares of the Company's common stock in certain private placements during 1992 may have rescission rights with respect to such shares, subject to any applicable statutes of limitation that may bar such claims. None of such investors have made any claims for rescission to date.

Section 5.12: Contracts and Undertakings -

            The Company is a party to the following agreements:


                  1. Agreement dated June 30, 1993 between Venus Management, Inc. and Medical Funding of America, Inc.

                  2. Agreements with respect to MRI equipment, dated as of February 10, 1994 among Siemens Credit Corporation, Venus Management, Inc. and Tri-County Mobil.

                  3. Resonex Equipment Lease dated as of June 30, 1993 between Venus Management Company and Medical Funding of America.

                  4. Revised Proposed Acquisition agreement with Nutra Quest, Incorporated dated June 27, 1997.

                  5. Real Property Lease extension document on the premises located at 2139 Pontius Avenue, Los Angeles, California.

                  6. Real Property Lease at the premises located at 1717 - 1719 Stewart Street, Santa Monica.

                  7. Assignment and Modification of Lease on the premises located at 1717 - 1719 Stewart Street, Santa Monica by and between Richlar Partnership (Landlord), IMT (Assignor) and Station X Studios LLC (Assignee).

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE


                  8. Transfer of Interest Agreement for NIRI equipment - by and between Venus Management, Inc., Medical Management Inc., and Siemens Credit Corporation.

                  9. Telephone System Lease - BALBOA CAPITAL CORPORATION Master Lease Agreement.

                  10.   Consulting Agreement with Vincent R. Sghiatti, M.D.

                  11. Consulting Agreement with Bruce Barren and The EMCO\Hanover Group, Inc. dated June 1, 1997.

                  12.   Employment Agreement with Owen Naccarato.

                  13.   Retainer Agreement with Day Campbell and McGill.

                  14.   Employment Agreement with Peter Benz dated May 15, 1997.

                  15.   Employment Agreement with Steve Westlund dated May 15,
                        1997.

                  16. Employment Agreement with Larry Stanchio (terminated in October 1997)

                  17. Royalty Agreement with Francis Pizzulli with respect to sales of microsphere and sequesterant products.

                  18. Royalty Agreement with Dr. Shell, M.D. and Jackie See M.D., with respect to sales of microsphere and sequesterant products.

Section 5.13: Real Property -

            The Company is a party to the following real property leases:

            A. Lease Agreement between the Company and Byron and Sarah Roberts with respect to the premises located at 2139 Pontius, Los Angeles, California.

            B. Lease Agreement between the Company and the Richlar Partnership (a California general partnership) with respect to the premises located at 1717-1719 Stewart, Santa Monica, California.

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE


Section 5.14: Patents -

            The Company or its subsidiaries hold the following patents-

            A.    Patent No. 4,616,658    For Non-Radioactivity Labeled
                  Microspheres and Use of Same to Measure Blood Flow. Dated October 14, 1986.

            B.    Patent No. 4,680,171    For Visualization of a Bloodstream
                  Circulation with Biodegradable Microspheres. Dated July 14, 1987@

            C.    Patent No. 4,811,741    For Volumetric Determination of a
                  Fluid. Dated March 14, 1989.

            D.    Patent No. 4,865,850    For Dietary Fat Reduction. Dated
                  September 12, 1989.

            E.    Patent No. 5,186,922    For Use of Biodegradable Microspheies
                  Labeled with Imaging Energy Contrast Materials. Dated February 16, 1993.

            F.    Canadian Patent No. 1,255,219    For Non-Radioactivity Labeled
                  Microspheres and Use of Same to Measure Blood Flow. Dated June 6, 1989.

Section 5.17 Consent -

            A. Pursuant to the FTC Order described in Section 5.1OB(2) of this Disclosure Schedule, a copy of which has been provided to Kaire and made available to the Kaire Stockholders, the Company is required to give thirty days prior notice to the FTC with respect to the transactions contemplated by the Agreement. The notice was given on December 1, 1997.

Section 5.18 Brokers or Finders -

            The Company is obligated to pay finders fees or consulting fees in connection with the transactions contemplated by the agreement as follows:

            A. Day Campbell & McGill - Cash in the amount of 3% of up to $3,000,000 of additional capital to be raised by the Company pursuant to the Agreement and the number of shares of the Company's common stock determined in accordance with Section 8.19 of the Agreement.

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.
                               DISCLOSURE SCHEDULE


            B. Bruce Barren or The EMCO/Hanover Group, Inc. - Cash in the amount of 10% of capital raised by Bruce Barren for the Company, and cash in the amount of 3% of all other capital received by the Company. Shares of the Company's common stock in the amount determined in accordance with the Company's Consulting Agreement with Bruce Barren and the EMCO/Hanover Group Inc., dated June 1, 1997, a copy of which has been provided to Kaire and made available to the Kaire Stockholders.

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.

                            Convertible Note Schedule

Name                           $ Amount


Herman                          20,000
Berman                          15,000
Bakalor                         10,000
Milne                           10,000
Casagrande                      10,000
Rusch                           10,000
Shum                            10,000
Henderson                       10,000
Franco                          50,000
Kiernan                         20,000
Lockwood                         5,000
Berger                          10,000
Heiligman                       20,000
Concilio                         5,000
Harris                          10,000
Soutin                          28,000
Violino                          5,000
Kulleseid                       20,000
Reisley                         20,000
Armstrong                       20,000
Finkelman                       10,000
Kratzer                         10,000
Covelli                         10,000
Rosmarin                        20,000
Wallenstein                     10,000
Andolino                         5,000
Starks                           9,700
Pupke                           10,000
Zipkin                          10,000
Kesten                          10,000
Casagrande                      10,000
Komorsky                        10,000
Dr. Taragin                      5,000
Madison                         10,000
Ardizzone                       10,000
Weissman                         5,000
Schwartz                        19,955
Witdorchic                       2,500
Miotto                           2,500
Romano                          10,000
Bailey                           5,000
Quo Vadis PS                    10,000
Paganelli                        5,000
Herbst                          10,000
Calhoun                         10,000

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.

                            Convertible Note Schedule


Kahn                           $10,000
Bezold                          10,000
Lindhjem                        10,454
Lazar                           10,000
Pugh                            10,000
Anthony Thomas                  10,000
Softgoods Software               5,000
Ferrari                        100,000
Ferrari                         20,000
Great Room Investors             5,000
Lindhjem                        19,546
Adj                            (10,000)
Troy and Gould                  50,000
Pernet                         200,000
Dr. Shell                       25,000
                           -----------
      Total Dollars        $ 1,012,655

                     INTERACTIVE MEDICAL TECHNOLOGIES, LTD.


                                Warrant Schedule

Warrants Outstanding at December          1997

                                 Exercise     Issue     Expiration
Name                   Number      Price      Date         Date
----                   ------      -----      ----         ----


Irwin Elson            287,000    $3.500     Apr-93     Five Years
Ladenburg              200,000    $2.72      Oct-93     Five Years
Ladenburg              100,000    $3.000     Oct-93     Five Years
Schultz                 87,500    $4.000     Mar-94     Five Years
Marra                   50,000    $0.750     Feb-95     Three Years
Marra                   50,000    $1.000     Feb-95     Three Years from  8/95
Marra                   50,000    $1.500     Feb-95     Three Years from  2/96
RAT Finanz              25,000    $1.000     Dec-94     Three years
RAI Finanz              25,000    $1.030     Jan-95     Three years
RAI Finanz              25,000    $0.660     Feb-95     Three years
RAI Finanz              25,000    $0.600     Mar-95     Three years
RAI Finanz              25,000    $0.340     Apr-95     Three years
Ewen                    50,000    $0.300     Nov-95     Three years
Duncan                 200,000    $0.16      May-95     Three years
Sam Shell               50,000    $0.150     Jul-95     Three years
Steve Westlund      15,000,000    $0.05      Jan-96     Three years
Peter Benz          15,000,000    $0.05      Jan-96     Three years
John Osborne         1,250,000    $0.150     Jan-96     Three years
Michael Grechko      1,000,000    $0.300     Jan-96     Three years
Dr. Shell              750,000    $0.300     May-95     Five years
Richard Shell          500,000    $0.300     May-95     Five years
Celilia Lascu          500,000    $0.150     Jan-97     Five Years
Adolph Komorsky        214,400    $0.125     Dec-96     Three years
Credit Suisse        3,000,000    $0.090     Mar-97     Three years
Sghiatti               500,000    $0.07
Sghiatti               250,000    $0.08
Sghiatti               250,000    $0.09
Merrick Okamoto      1,000,000    $0.10      July-96    Three years
George Furla         2,500,000    $0.04      June-97    Three years
Donovan Lazar          300,000    $O.07      Oct-97     Three years
                    ----------
           Total    43,263,900

                               KAIRE STOCKHOLDERS


          Name of Kaire Stockholder                              No. of Shares
          -------------------------                              -------------

          Tenant Investment Group                                      767,200
          615 Main Street, Suite 706
          Longmont, CO 80501
          86-9200336

          Aerostar Fiduciary Fund                                      627,200
          615 Main Street, Suite 694
          Longmont, CO 80501

          CCB Investments, L.L.C.                                      308,823
          210 Second Street
          P0 Box 179
          St Marys, WV 26170

          Rain Bird Enterprises, L.L.C.                                308,823
          210 Second Street
          P0 Box 393
          St Marys, WV 26170

          John C. Allen Jr.                                             84,000
          P.O. Box 49
          Clarksburg, WV 26302

          DRP Corporation                                               70,000
          887 E. Vine Street
          Murray, UT 84107

          Netherton, LTD.                                               98,000
          53 Victoria Street
          Douglas, Isle of Mann, British Isles
          441624 620 631

          L.N.W. International, L.P.                                    98,000
          2901 South Ocean Blvd, Suite 302
          Highland Beach, FL 33487


                                   Schedule A

          Karla R Spencer                                              210,000
          P0 Box 24
          Alma, WV 26320

          Zero Investments, L.L.C.                                     308,823
          210 Second Street
          P0 Box 393
          St. Marys, WV 26170

          The Bismarek Investment Group                                 70,000
          2250 N. University Parkway, Suite 4880
          Provo, UT 84604

          J.T. Whitworth                                               294,000
          2130 North Shore Drive
          Longmont, CO 80503

          Michael T. Lightfoot                                          61,600
          20792 68th Ave
          British Columbia, Canada

          David J. Crockett                                             14,000
          1679 Northwestern Road
          Longmont, Co 80503

          Mystic Enterprises, Inc.                                     177,882
          P0 Box 3004
          Marietta, OH 45750

          Robert J. Young                                               50,000
          2129 24th Ave.
          Longmont, Co 80501

          Gusrae, Kaplan & Bruno                                        25,000
          120 Wall Street
          New York, NY 10005

                            Kaire International, Inc
                               Disclosure Schedule


            All references herein to the "Agreement" shall mean the Agreement and Plan of Reorganization among Interactive Medical Technologies, Ltd. ("IMT'), Kaire International, Inc. ("Kaire"), the stockholders of Kaire (the "Kaire Stockholders") and certain executive officers and directors of Kaire (the "Kaire Affiliates") dated December 9,1997.

Section 4.3(b) Capitalization

      The following warrants were outstanding on the date of this Agreement:

      A.    Warrants in the amount of 1,200,000 exercisable at $6.60 per share:

      B. Warrants issued to Rowland Day II, Art Granito, and LDDI each in the amount of 14,700 warrants exercisable at $.01 per warrant.

      C. Warrants in the amount 100,000 issued to Magic Consulting Group, Inc., exercisable at $.O1.

      D. Warrants in the amount of 15,000 issued to Bridge Fund N.V. exercisable at $.0l.

      E. Warrants in the amount of 15,000 issued to Corso, Ltd. exercisable at $.01.

Section 4.4 Equity Investments

      The Company owns an equity interest, in the amount indicated, in the following entities.

            Name                              Incorporated         Ownership %
            ----                              ------------         -----------

            Kaire Australia Pty. Limited      Australia               51%
            Kaire New Zealand Limited         New Zealand             51%
            Kaire Korea Ltd.                  South Korea             70%
            Kaire Europe Limited              United Kingdom          100%

Section 4.9: Taxes

      A. Payroll Taxes - Federal and State withholding taxes are delinquent as follows:

      Date                    State                  Federal
      10/17/97               $4,320.94               $32,325.76
      10/3/97                $4,158.94               $31,119.78
      9/19/97                $4,108.79               $30,749.40
      9/5/97                 $4,118.38               $30,487.01
      8/22/97                $4,322.65               $31,833.21
      8/8/97                 $4,062.77               $29,198.90
      7/25/97                $4,594.24               $34,130.08

      B. Sales Taxes in the amount of $293,750.06, inclusive of penalties and interest as set forth in the schedule attached hereto.

Section 4.10: Litigation

      A. The following is the only legal action pending against Kaire:

      1). Dr. Mark Godec vs. Kaire International, Inc. in the Circuit Court of Fairfax County, Virginia. Dr. Godec entered into a $50,000 contract with Kaire on February 16, 1996 to provide a patented time release pharmaceutical/grade melatonin and upon duediligence by Kaire it was found that several misrepresentations by Godec were evident and Kaire canceled the contract. On December 5, 1997, the Circuit Court of Fairfax County, Virginia ruled in favor of Kaire.

      B.    Two requests for information were received:

      1. The Department of Justice in January 1997, requested documents regarding a pending investigation relative to certain specifically named individuals active in the dietary supplement industry. Kaire received written notification from the Department that it is not a "target" but is a "subject" thereof.

      2. The Federal Trade Commission in June 1997, made a request of Kaire to voluntarily provide information relative to dietary supplement interaction with Attention Deficit Disorder and Attention Deficit Hyperactivity Disorder. The Commission as of the date hereof has requested additional documents from Kaire.

Section 4.12: Contracts and Undertakings


           Kaire is a party to the following agreements:

      1. Real property lease dated December 4, 1996 between Kaire and Country Hills Investment for 380 Lashley Street, 310 #107 Lashley Street, 310 #108 Lashley Street, Longmont, Colorado 80501 comprising 18,729 square feet.

      2. Real property lease dated July 24, 1995 between George and Joe Walck for 400 Lashley Street, Longmont, CO. 80501 comprising 2,430 square feet.

      3. Note payable in the Face of amount of $250,000 dated April 17, 1997 between Kaire and Star Bank of Columbia City, Indiana.

      4. Notes payables in the face amount of $1,725,000 due 18 months after Issuance to certain investors who participated in Kaire Private Placement Memorandum.

      5. Agreement and promissory note in the face amount of $500,000 dated May 30, 1997 to Horphag Research Limited.

      6. Agreement and promissory note in the face amount of $200,000 to Magco, Inc. dated January 8,1997.

      7. Agreement and promissory note in the face amount of S400,000 to Marden Rehabilitation Associates, Inc. dated August 29, 1997.

      S. Promissory note in the face amount of $120,411.85 to Loren B. Bagley dated September 30,1997.

      9. Promissory note in the face amount of $12O,411.85 to William F. Woodburn dated September 30, 1997.

      10. Promissory note in the face amount of $3,700.26 to Mark D. Woodburn dated November 28, 1997.

      11. Promissory note in the face amount of $140,070.72 to J.T. Whitworth dated November 28, 1997.

      12. Promissory note in the face amount of$118,265.84 to Robert L. Richards dated November 28, 1997.

      13. Royalty agreement with Randall A. Mason

      14. Promissory note in the face amount of $700,000 to interactive Medical Technologies, Ltd. dated October 27, 1997.

      15. Employment agreement with Robert L. Richards.

      16. Employment agreement with J.T. Whitworth.

      17. Employment agreement with William F. Woodburn.

      18. Employment agreement with Loren E. Bagely.

      19. Employment agreement with Mark D. Woodburn.

      20. Consulting contract with Stephen Cherniske dated January, 1997.

      21. Master lease agreement with Winthrop leasing dated January 1, 1997.

      22. Consulting agreement with Magic Consulting Group. Inc. dated February 4, 1997.

Section 4.13 - Real Property

      Kaire is a party to the following real property leases.

      A. Real property lease dated December 4, 1996 between Kaire and Country Hills Investment for 380 Lashley Street, 310 #107 Lashley Street, 310 #108 Lashley Street, Longmont, Colorado 80501 comprising 18,729 square feet.

      B. Real property lease dated July 24, 1995 between George and Joe Walck for 400 Lashley Street, Longmont, CO. 80501 comprising 2,430 square feet.

Section 4.14 . Proprietary Rights

      A. Kaire has registered the following trademarks in the United States.

      Name                                   Goods             Registration #
      ----                                   -----             --------------
      Kaire Logo                             Class 3           1,940,105
      Kaire International                    Class 3           1,940,106
      Kaire International                    Class 5           1,948,832
      Kaire Int & Design                     Class 5           1,954,710
      Kaire Logo                             Class 32          1,940,108
      Kaire International                    Class 32          1,940,107
      Kaire Int & Design                     Class 32          1,960,219
      Nature Shield                          Class 5           1,951,338

      Provine                                Class 5           1,988,232
      Design 2 cascaded face silhouette      Class 5           1,952,958
      Kaire Protectors                       Class 5           2,090,352


      B. Several trademarks are registered or in the process of being registered throughout the world as set forth on the schedule attached hereto.

Section 4.15 - Insurance

      A.    Kaire has the following business insurance policies in effect.

            1) One million dollar commercial and general liability insurance coverage with Chubb Group of Insurance Companies for general, product, and personal ADV through policy number 7947-97-30.

            2) Commercial property business insurance coverage through Chubb Group of Insurance Companies through policy number 7947-8730.

            3) Commercial umbrella of $1,000,000 through Chubb Group of Insurance Companies through policy number 977947-87-34CWD.

      B.    Kaire has the following life insurance coverage.

            1) J.T. Whitworth $500,000.00

            2) Robert L. Richards $500,000.00

            3) Michael Lightfoot $100,000.00

                                LIST OF TAX DUE
                              P/I BILLED BY STATE
                            IS INCLUDED IN THESE #'S

--------------------------------------------------------------------------------
STATE                Jun-97      Jul-97       Aug-97      Sep-97         TOTAL
================================================================================

================================================================================
AL-ST-LOC                         95.55       102.77      182.02         360.34
AR                             1,390.00     1,434.00    1,189.00       3,993.00
AS-STATE                         605.14       796.59      682.18       2,083.91
AZ                     0.00        0.00     2,440.52    1,628.22       4,066.74
CA                            23,039.49    22,863.14   37,004.09      82,908.72
CO                             5,502.35     4,953.14    4,409.48      14,864.88
CO-USE TAX STATE                 174.17        94.89      192.95         462.01
CT                                                         32.76          32.76
DC                     0.00        0.00         0.00        0.00           0.00
FL                   382.33      380.00       327.37      187.97       1,277.67
GA                 1,291.14    2,286.88     1,300.79    1,189.72       6,068.53
GUAM                   0.00        0.00         0.00        0.00           0.00
HI                   386.92    1,012.58       471.38       30.53       1,901.39
IA                 1,352.18    1,720.54     1,372.15    1,156.71       5,601.88
ID                     0.00    1,741.59     1,267.75      639.81       3,649.15
IL*                                             0.00    1,260.81       1,260.81
IN                     0.00    3,730.15     3,454.45    2,905.07      10,089.67
KS                 1,230.11    1,577.29     1,182.95    1,000.78       4,991.13
KY*                              840.21       675.02      382.14       1,897.37
LA                     0.00      461.93       684.78      342.93       1,489.64
MA                             2,005.19     2,251.27    1,740.27       5,996.73
MD                                 0.00         0.00        0.00           0.00
ME                               415.12       383.13      210.21       1,008.46
MI                               148.47       172.45        0.00         320.92
MN                             6,134.73     5,235.31    5,556.63      16,926.87
MO                 2,288.16    1,757.17     2,324.09    2,312.18       8,681.60
MS                   847.44    1,309.02       944.86      918.99       4,020.31
NC                     0.00    2,150.39     1,916.04    1,439.90       5,506.33
ND                     0.00        0.00       765.67      753.37       1,519.04
NE                   712.77    1,142.17     1,020.19      630.24       3,505.37
NJ                               720.92       387.10      339.58       1,447.58
NM                   110.95    1,472.40     1,485.35        0.00       3,068.70
NV                 1,075.63    1,242.07     1,272.72      838.41       4,428.83
NY                     0.00        0.00         0.00        0.00           0.00
OH                             4,713.26     4,554.00    3,207.57      12,474.83
OK                             4,356.80     4,039.90    3,192.08      11,588.78
PA                                                                         0.00
RI                               291.01       329.36      242.52         862.89
SC                   617.97      795.81       731.02      596.94       2,741.74
SD                   853.06    1,079.41       968.51      657.80       3,558.78
TN*                            3,465.37     3,070.12    2,334.42       8,869.91
TX                             9,327.95     9,116.84    6,923.23      25,368.02
UT                   348.99    3,145.23     2,446.41        0.00       5,940.63
VA                 1,148.48    1,708.52     1,565.48    1,137.23       5,560.21
VT                     0.00        0.00         0.00        0.00           0.00
WA                     0.00        0.00         0.00        0.00           0.00
WI                 2,091.03    4,517.24     2,297.73    2,400.43      11,306.43
WV                               465.37       311.06      233.59       1,010.02
WY                   265.41      300.33       295.38      178.76       1,039.88
                  ----------------------------------------------
                  15,002.57   97,221.90    91,305.59   90,220.00     293,750.06
--------------------------------------------------------------------------------

              INTELLECTUAL PROPERTY RIGHTS - Australia/New Zealand
                      REGION THREE: Asia & the Pacific Rim

------------------------------------------------------------------------------------------------------------------------------------
                             LAW OFC   AMEND                   APP FILE    JNL OF TM  REQ TO                  REGIS     RENEW
TRADEMARK COUNTRY/LAW FIRM   REF #     DATE       APP #   CLS    DATE      FILE DATE  AMALGM        REGIS #    DATE      DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA
(Davis Collision Cave)
------------------------------------------------------------------------------------------------------------------------------------
Kaire & Kaire International  562744    9-Jun-95   669302   3   11-Aug-95   19-Sep-96  302/307       669302  14-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------
                             582757    9-Jun-95   669303   5   11-Aug-95   19-Sep-96                669303   7-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------
                             562767    9-Jun-95   669307  32   11-Aug-95   19-Sep-96  307/302       669302  14-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)            561536               669308   3    9-Aug-95   19-Sep-96  308/309/310   669308  14-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)            562729               669308   5    9-Aug-95   19-Sep-96  309/310/308   669308  14-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)            562731               669310  32    9-Aug-95   19-Sep-96  310/306/309   669308  14-Jan-97  9-Aug-02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Immunol                      616973               719973   5   18-Oct-96   2-Oct-97   If unopposed, Cert of Registration will be
                                                                                      issued in Jan 1998
------------------------------------------------------------------------------------------------------------------------------------
Synerzyme                    616986               719972   5   18-Oct-96   14-Aug-97  If unopposed, Cert of Registration will be
                                                                                      issued in Nov 1997
------------------------------------------------------------------------------------------------------------------------------------
Maritime Prime               616963               720997   5    1-Nov-96   27 Oct 97: Investigator cannot find identity of Dr. Karr,
                                                                                      option: Use FOIA to request iolo [illegible]
                                                                                      Trade Marks Office. To be discussed with Bob.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NEW ZEALAND
(Davis Collision Cave)
------------------------------------------------------------------------------------------------------------------------------------
Kaire                        553419   10-Oct-95   252264   3   11-Aug-95   15 Sep 97 - DCC to file Statutory Consideration to prove
                                                                           ownership of [illegible]
------------------------------------------------------------------------------------------------------------------------------------
                             563421   10-Oct-95   252265   5   11-Aug-95
------------------------------------------------------------------------------------------------------------------------------------
                             563434   10-Oct-95   252268  32   11-Aug-95   15 Jul 97 - Amended to delete "adapted for medical use"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)            563447   10-Oct-95   252267   3   11-Aug-95   27 Jun 97 DCC sent ltr of opposition to Unilever Plc
                                                                           proposed [illegible]
------------------------------------------------------------------------------------------------------------------------------------
                             563462   10-Oct-95   252268   5   11-Aug-95
------------------------------------------------------------------------------------------------------------------------------------
                             563475   10-Oct-95   252269  32   11-Aug-95    N/A        N/A          252269  11-Aug-97  11-Aug-02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Immunol                      617000               268650   5   24-Oct-96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Synerzyme                    617012               268651   5   24-Oct-96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Maritime Prime               618950               269110   5    5-Nov-96
------------------------------------------------------------------------------------------------------------------------------------

             INTELLECTUAL PROPERTY RIGHTS - Hong Kong/Japan/Malaysia
                      REGION THREE: Asia & the Pacific Rim

------------------------------------------------------------------------------------------------------------------------------------
                                OFC                      APP                                                   RENEW
TRADEMARK COUNTRY/LAW FIRM     REF #    APP #    CLS  FILE DATE    ADV #            DATE ADV     REGIS #        DATE         DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
HONG KONG (Baker & McKenzie
------------------------------------------------------------------------------------------------------------------------------------
Kaire Logo (assoc w/4137)      22051   4136/95    3   11-Apr-95                     3-May-97     B7768AB/97   11-Apr-95   11-Apr-02
------------------------------------------------------------------------------------------------------------------------------------
Kaire Logo                     22052   4137/95    5   24-Apr-95
------------------------------------------------------------------------------------------------------------------------------------
Kaire Logo                     22053   4138/95   32   24-Apr-95   39/1966          27-Sep-96     00594/97     11-Apr-95   11-Apr-02
------------------------------------------------------------------------------------------------------------------------------------
Kaire Logo                     22054   4139/95   35   11-Apr-95                     9-May-97     07769A-B/97  14-Jan-97   11-Apr-02
------------------------------------------------------------------------------------------------------------------------------------
Kaire                          22047   3240/95    3   23-Mar-95   39/1966          27-Sep-96     00417/97     20-Mar-95   20-Mar-02
------------------------------------------------------------------------------------------------------------------------------------
Kaire                          22048   3241/95    5   23-Mar-95   6 Mar 97 [illegible] remove "for medical purposes"
------------------------------------------------------------------------------------------------------------------------------------
Kaire                          22049   3242/95   32   23-Mar-95   15/1996          12-Apr-96     06379/96     20-Mar-95   20-Mar-02
------------------------------------------------------------------------------------------------------------------------------------
Kaire                          22050   3243/95   35   20-Mar-95                     9-May-97      7767/97     20-Mar-95   20-Mar-02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
JAPAN (Roth & Goldman)
------------------------------------------------------------------------------------------------------------------------------------
Kaire                                  29321/95   3   28-Mar-95   Approved            Unk      3304060        9-May-97   *11/10/2006
------------------------------------------------------------------------------------------------------------------------------------
Kaire                                  29322/95   5   28-Mar-95   25 Jul 97 - TIA rejected - R&G with the new appp for [illegible]
                                                                  & Logo together**
------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)                      29737/95   3   28-Mar-95   Unk              20-Mar-97
------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)                      29738/95   5   28-Mar-95   Unk              20-Mar-97
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Maritime Prime                         84510/96   5   30-Jul-96
------------------------------------------------------------------------------------------------------------------------------------
                                       84511/96  32   30-Jul-96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MALAYSIA (Roth & Goldman)
------------------------------------------------------------------------------------------------------------------------------------
Kaire                                  96/09105   3   7-Aug-96
------------------------------------------------------------------------------------------------------------------------------------
Kaire                                  96/09107   5   7-Aug-96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)                      96/09104   3   7-Aug-96
------------------------------------------------------------------------------------------------------------------------------------
Silhouette (Logo)                      96/09106   5   7-Aug-96
------------------------------------------------------------------------------------------------------------------------------------

* Must "use" w/in 3 yrs
** 4 Sep 97: Repealed req that R&G file app for composite. We will decide on asking owner of KERES to remove "pharmaceutical"

                                     ASIA-2

                   INTELLECTUAL PROPERTY RIGHTS - South Korea
                        REGION THREE: Asia & Pacific Rim

                                                                         OFC                                     APP
            TRADEMARK COUNTRY/LAW FIRM                                   REF#           APP #       CLS       FILE DATE     ADV #
            --------------------------                                   ----           -----       ---       ---------     -----

SOUTH KOREA  (Kim & Chang)*
Kaire  (plant/fruit-based nutri prod)                                 TK-973762       97-38887        2       14-Aug-97
(aloe vera-based drinks & several types of water)                     TK-973763       97-38879        5       14-Aug-97
                                       (fish oil)                     TK-973764       97-38881        8       14-Aug-97
(vitamin prep, med, dietary suppl. Distl water, enzymes, other)       TK-973765       97-38895       18       14-Aug-97
                                       (cosmetics)                    TK-973766       97-38899       12       14-Aug-97
                              (shampoo & hair conditioner)            TK-973767       97-38883       13       14-Aug-97
(books, non-music audio/video tapes, other printed materials)         TK-973768       97-38885       52       14-Aug-97
     Kaire Name, Int'l, and Logo                                      TK-972705       96-40179        2        9-Sep-97      N/A
                                                                      TK-973776       97-38889        2       14-Aug-97
                                                                      TK-973777       97-38891        5       14-Aug-97
Note: Apps for Classes 5, 7, 13, & 52 all have word                   TK-973778       97-38893        8       14-Aug-97
     "International" added; others do not - see ltr                   TK-973708       96-40182       10        9-Sep-97
     to K & C dated 16 Sep 97                                         TK-973779       97-38897       10       14-Aug-97
                                                                      TK-973711       96-40185       12        9-Sep-97
                                                                      TK-973780       97-38901       12       14-Aug-97
                                                                      TK-973781       97-38903       13       14-Aug-97
                                                                      TK-973714       96-40188       45        9-Sep-97
                                                                      TK-973782       97-38905       52       14-Aug-97
Silhouette (Logo)                                                     TK-973704       96-40178        2        9-Sep-97      N/A
                                                                      TK-973769       97-38888        2       14-Aug-97
                                                                      TK-973770       97-38880        5       14-Aug-97
                                                                      TK-973771       97-38882        8       14-Aug-97
                                                                      TK-973707       96-40181       10        9-Sep-97
                                                                      TK-973772       97-38896       10       14-Aug-97
                                                                      TK-973710       96-40184       12        9-Sep-97
                                                                      TK-973773       97-38900       12       14-Aug-97
                                                                      TK-973774       97-38984       13       14-Aug-97
                                                                      TK-973713       97-40187       45        9-Sep-97
                                                                      TK-973775       97-38886       52       14-Aug-97




                                                                        DATE                     REGIS     RENEW       PURCH
            TRADEMARK COUNTRY/LAW FIRM                                  ADV           REGIS #    DATE      DATE        FROM
            --------------------------                                  ---           -------    ----      ----        ----

SOUTH KOREA  (Kim & Chang)*
Kaire  (plant/fruit-based nutri prod)
(aloe vera-based drinks & several types of water)
                                       (fish oil)
(vitamin prep, med, dietary suppl. Distl water, enzymes, other)
                                       (cosmetics)
                              (shampoo & hair conditioner)
(books, non-music audio/video tapes, other printed materials)
     Kaire Name, Int'l, and Logo                                      1-Oct-97         If unopposed, Cost ot Regis       YI
                                                                                       will be issued in 4 months
                                                                                       from 1 Oct.
Note: Apps for Classes 5, 7, 13, & 52 all have word
     "International" added; others do not - see ltr                                                                      YI
     to K & C dated 16 Sep 97
                                                                                                                         YI


                                                                                                                         YI

Silhouette (Logo)                                                     1-Oct-97         If unopposed, Cost ot Regis       YI
                                                                                       will be issued in 4 months
                                                                                       from 1 Oct.

                                                                                                                         YI

                                                                                                                         YI


                                                                                                                         YI


                                    Asia-2A

                        REGION THREE: Asia & Pacific Rim

                                                                       OFC
            TRADEMARK COUNTRY/LAW FIRM                                 REF#            APP #       CLS
            --------------------------                                 ----            -----       ---

SOUTH KOREA  (Kim & Chang)*
Kaire  (plant/fruit-based nutri prod)                                 TK-973762       97-38887       2
(aloe vera-based drinks & several types of water)                     TK-973763       97-38878       5
                                 (fish oil)                           TK-973764       97-38881       8
(vitamin prep, med, dietary suppl. Distl water, enzymes, other)       TK-973765       97-38895      10
                                (cosmetics)                           TK-973766       97-38899      12
                        (shampoo & hair conditioner)                  TK-973767       97-38883      13
(books, non-music audio/video tapes, other printed materials)         TK-973768       97-38885      52
     Kaire Name, Int'l, and Logo                                      TK-972705       96-40179       2
                                                                      TK-973776       97-38889       2
                                                                      TK-973777       97-38891       5
Note: Apps for Classes 5, 7, 13, & 52 all have word                   TK-973778       97-38893       8
     "International" added; others do not - see ltr                   TK-973708       96-40182      10
     to K & C dated 16 Sep 97                                         TK-973779       97-38897      10
                                                                      TK-973711       96-40185      12
                                                                      TK-973780       97-38901      12
                                                                      TK-973781       97-38903      13
                                                                      TK-973714       96-40188      45
                                                                      TK-973782       97-38905      52
Silhouette (Logo)                                                     TK-973704       96-40178       2
                                                                      TK-973770       97-38882       5
                                                                      TK-973771       96-40161       8
                                                                      TK-973707       97-38896      10
                                                                      TK-973772       96-40184      10
                                                                      TK-973710       97-38900      12
                                                                      TK-973773       97-38884      12
                                                                      TK-973774       97-40187      13
                                                                      TK-973713       97-40187      45
                                                                      TK-973775       97-38886      52




            TRADEMARK COUNTRY/LAW FIRM                                ASSOCIATION W/OTHER TRADEMARK APPLICATIONS
            --------------------------                                ------------------------------------------

SOUTH KOREA  (Kim & Chang)*
Kaire  (plant/fruit-based nutri prod)                                 96-40178     96-40179     96-38887    96-38888    96-38888
(aloe vera-based drinks & several types of water)                     97-38878     97-03850     97-38891
                                 (fish oil)                           97-38881     97-38882     97-38883
(vitamin prep, med, dietary suppl. Distl water, enzymes, other)       96-40181     95-140182    97-388995   97-38886    97-38887
                                (cosmetics)                           97-38885     97-38986     97-038905
                        (shampoo & hair conditioner)
(books, non-music audio/video tapes, other printed materials)
     Kaire Name, Int'l, and Logo                                      96-40178
                                                                      96-40178     96-40179     97-38887    97-38888
                                                                      97-38879     97-38880
Note: Apps for Classes 5, 7, 13, & 52 all have word                   97-38881     97-38882
     "International" added; others do not - see ltr                   96-40181      9640178
     to K & C dated 16 Sep 97                                         14-Aug-97    96-40181     96-40182    97-38895    97-38896
                                                                      96-40184
                                                                      14-Aug-97    96-40184     96-40185    97-38899    97-38900
                                                                      97-38883     97-38884
                                                                      96-40187     96-40178
                                                                      97-38885     97-38886
Silhouette (Logo)


                                                                      96-40178
                                                                      96-40181     96-40182
                                                                      96-40178
                                                                      96-40184     96-40185

                                                                      96-40178

                                     ASIA-3

                        REGION THREE: Asia & Pacific Rim

                                                      OFC                                     APP
            TRADEMARK COUNTRY/LAW FIRM                REF#           APP #       CLS       FILE DATE
            --------------------------                ----           -----       ---       ---------

SOUTH KOREA  (Kim & Chang)*
Kaire Name Transliteration & Logo                     TK-973783       97-38890       2        14-Aug-97
     (Kaire International in its Korean               TK-973784       97-38892       5        14-Aug-97
     characters with Device                           TK-973785       97-38894       8        14-Aug-97
                                                      TK-973786       97-38898      10        14-Aug-97
                                                      TK-973787       97-38902      12        14-Aug-97
                                                      TK-973788       97-38904      13        14-Aug-97
                                                      TK-973789       97-38908      52        14-Aug-97

Outline of Couple Embracing Device                    AK-942706       96-40180       2        9-Sep-97
                                                      AK-942709       96-40183      10        9-Sep-97
                                                      AK-942712       96-40186      12        9-Sep-97
                                                      AK-942715       96-40189      15        9-Sep-97

JOBELLE                                               TK-973019       97-40217      12        25-Aug-97
                                                      TK-973790       97-40218      13        25-Aug-97

JOBELLE Transliteration
     (Conditioner/shampoo)                            TK-973019       97-40219      12        25-Aug-97
     (Shampoo/hair rinse)                             TK-973782       97-40220      13        25-Aug-97

Immunol (Kim,Shin & Yu)                               T-5777          96-41530       8        12-Sep-96




                                                           DATE                      REGIS     RENEW                  PURCH
            TRADEMARK COUNTRY/LAW FIRM     ADV #           ADV        REGIS #        DATE      DATE                   FROM
            --------------------------     -----           ---        -------        ----      ----                   ----

SOUTH KOREA  (Kim & Chang)*
Kaire Name Transliteration & Logo
     (Kaire International in its Korean
     characters with Device





Outline of Couple Embracing Device         96-40180 was first app to be rejected in this                               YI
                                           series.  Reason: "likely to injur public and                                YI
                                           morals"...We will not appeal this nor the other                             YI
                                           3 apps.                                                                     YI

JOBELLE


JOBELLE Transliteration
     (Conditioner/shampoo)
     (Shampoo/hair rinse)

     Immunol (Kim,Shin & Yu)                                                                   10 years after regis


                                     Asia 3A

                      REGION THREE: Asia & the Pacific Rim

                                                OFC
            TRADEMARK COUNTRY/LAW FIRM          REF#        APP #     CLS   ASSOCIATION W/OTHER TRADEMARK APPLICATIONS
            --------------------------          ----        -----     ---   ------------------------------------------
SOUTH KOREA  (Kim & Chang)*
  Kaire Name Transliteration & Logo           TK-973783    97-38890     2   96-40176   96-40179   96-38887   95-38888   96-38889
    (Kaire in Korean with Logo)               TK-973784    97-38892     5   97-38879   97-38880   97-38891
                                              TK-973785    97-38894     7   97-38881   97-38882   97-38893
                                              TK-973786    97-38898    10   98-40181   96-40182   97-38895   97-38896   97-38897
                                              TK-973787    97-38902    12   96-40184   96-40135   96-38899   96-38900   96-38901
                                              TK-973788    97-38904    13   97-38883   97-38884   97-38903
                                              TK-973789    97-38906    52   97-38885   97-38886   97-38905

  Outline of Couple Embracing Device          AK-942706    96-40180     2
                                              AK-942709    96-40183    10
                                              AK-942712    96-40186    12
                                              AK-942715    96-40189    45

JOBELLE                                       TK-973019    97-40217    12
                                              TK-973790    97-40218    13

JOBELLE Transliteration
     (Conditioner/shampoo)                    TK-973019    97-40219    12
     (Shampoo/hair rinse)                     TK-973782    97-40220    13

Immunol (Kim,Shin & Yu)                       T-5777       96-41530     8

                                     EUROPE

             INTELLECTUAL PROPERTY RIGHTS - EC/France/United Kingdom
                               REGION TWO: Europe

                                                                                   APP
            TRADEMARK COUNTRY/LAW FIRM                        APP #     CLS     FILE DATE     ADV #
            --------------------------                        -----     ---     ---------     -----

EUROPEAN COMMUNITY     (Roth & Goldman)
Note: TM is protected in (15) member countries of the
  European Union: Austria, Belgium, Denmark, Finland,
  France, Germany, Greece, Ireland, Italy, Luxembourg,
  Netherlands, Portugal, Spain, Sweden,
  UK (Wales, Engl, Scotland, S. Ireland)
  Kaire                                                       31153       3     1-Apr-96      31153
                                                              31153       5     1-Apr-96      31153
                                                              31153      32     1-Apr-96      31153

  Logo                                                                    3
                                                                          5
                                                                         32

FRANCE     (Roth & Goldman)
  Kaire                                                     95/563813     3       NONE
                                                            95/563813     6
  Sillouette (Logo)                                         95/588900     3       NONE
                                                            95/588900     5

UNITED KINGDOM     (Roth & Goldman)                                                           ------------------------------
  Kaire                                                      2014882      3     21-Mar-96     App date & registration date
                                                             2014882      5     21-Mar-96     are the same
                                                                                              ------------------------------

                                                                                              ------------------------------
  Sillouette (Logo)                                          2037179      3     20-Sep-95     App date & registration date
                                                             2037179      5     20-Sep-95     are the same
                                                                                              ------------------------------




                                                          ADV                                                   REGIS       RENEW
            TRADEMARK COUNTRY/LAW FIRM                   DATE     REGIS #                                       DATE        DATE
            --------------------------                   ----     -------                                       ----        ----

EUROPEAN COMMUNITY     (Roth & Goldman)
Note: TM is protected in (15) member countries of the
  European Union: Austria, Belgium, Denmark, Finland,
  France, Germany, Greece, Ireland, Italy, Luxembourg,
  Netherlands, Portugal, Spain, Sweden,
  UK (Wales, Engl, Scotland, S. Ireland)
                                                                  ----------------------------------------
  Kaire                                                14-Jul-97  All three applications:
                                                       14-Jul-97  Interested parties can oppose a grant of
                                                       14-Jul-97  registration up until Oct 14, 1997
                                                                  ----------------------------------------

                                                                  --------------------------------------------
  Logo                                                            3 Sep 97 - Requested Roth & Goldman to apply
                                                                  to register the Logo.
                                                                  --------------------------------------------


FRANCE     (Roth & Goldman)
  Kaire                                                           95/563813                                     25-Aug-95  21-Mar-05
                                                                  95/563813
  Sillouette (Logo)                                               95/588900                                      1-Mar-96  20-Sep-05
                                                                  95/588900

UNITED KINGDOM     (Roth & Goldman)
  Kaire                                                           2014882                                       21-Mar-95  21-Mar-05
                                                                  2014882                                       21-Mar-95  21-Mar-05

  Sillouette (Logo)                                               2037179                                       20-Sep-95  20-Sep-05
                                                                  2037179                                       20-Sep-95  20-Sep-05


                                    CEN-AMER

                      INTELLECTUAL PROPERTY RIGHTS - Mexico
                   REGION ONE: North, Central & South America

                                                                  APP                  REGIS        RENEW
            TRADEMARK COUNTRY/LAW FIRM       APP #       CLS   FILE DATE   REGIS #     DATE         DATE
            --------------------------       -----       ---   ---------   -------     ----         ----

MEXICO     (Roth & Goldman)                 244,665       3      NONE      510,132     24-Nov-95    3-Oct-05
  Sillouette (Logo)                         244,666       5      NONE      511,968     30-Nov-95    3-Oct-05
                                             241353       3      NONE       505296     28-Aug-95    28-Aug-05
  Kaire                                      241352       5      NONE       505295     28-Aug-95    28-Aug-05


                                 Trinidad-Tobago

                 INTELLECTUAL PROPERTY RIGHTS - Trinidad-Tobago
                   REGION ONE: North, Central and North America

                                              LAW                        APP
                                              OFC                        FILE
TRADEMARK COUNTRY/LAW FIRM                    REF#      APP #    CLS     DATE
--------------------------                    ----      -----    ---     ----

TRINIDAD-TOBAGO
  (J.D. Seller & Co.)
  Kaire
                                           TM-108 614   26382     3    29-Jan-97
  ----------------------------
  Jan 97: We have to trademark            595/816 020
                the Logo soon              TM-108 614   26383     5    29-Jan-97
                                          595/816 020
  ----------------------------




                                                                      UNL OF TM
                               AMEND                                    ADV                                  REGIS           RENEW
TRADEMARK COUNTRY/LAW FIRM     DATE                ADV #                DATE             REGIS #             DATE            DATE
--------------------------     ----                -----                ----             -------             ----            ----

TRINIDAD-TOBAGO
  (J.D. Seller & Co.)
  Kaire

  Jan 97: We have to trademark
                               -----------------------------------------------------------------
                the Logo soon  11 Aug 97: Register accepted as statement of goods as proposed by                           29-Jan-07
                               attorney
                               -----------------------------------------------------------------
                               -------------------------------------------------------------------------------------------
                               4 Sep 97:  Examiner is adamant in asking "for medical use" as "dietary supplements" in class 6. We promised attorneys evidence (after class 5 statement of goods not requiring the above terms) of successful arguments against the terms.
                               -------------------------------------------------------------------------------------------


                                     ASIA-4

                      INTELLECTUAL PROPERTY RIGHTS - Taiwan
                      REGION THREE: Asia & the Pacific Rim

                                   LAW                                                 APP                INT OF
                                   OFC                                                 FILE    AMEND      TM ADV        REGIS RENEW
TRADEMARK COUNTRY/LAW FIRM         REF#                                  APP #   CLS   DATE    DATE  ADV#  DATE  REGIS# DATE  DATE
--------------------------         ----                                  -----   ---   ----    ----  ----  ----  ------ ----  ----

TAIWAN     (Roth & Goldman)
  Kaire                                                                 86003025   3 20-Jan-97
                                                                        86003024   5 20-Jan-97

  Kaire Silhouette (Logo)                                               86003022   3 20-Jan-97
                                                                        86003021   5 20-Jan-97

  Immunol                                                               86003026   5 20-Jan-97

  Synerzyme                                                             86003020   5 20-Jan-97

  Maritime Prime                                                        86003023   5 20-Jan-97

                                   -----------------------------------
  Colloidal Silver                 Colloidal Silver is not registrable
                                   in Taiwan because "name identifies
                                   content" per Roth & Goldman
                                   -----------------------------------

**Will req Taiwan attorney apply
  for:
                                   -------------------------------------
  DHEA                             Trademark of these nutritionals is on
  SABILA                           "Hold" until JT approves opening
  AquaKaire Morning                Taiwan.....
  AquaKaire Evening                -------------------------------------
  Kava-Kava (will have a new name)